UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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American Woodmark Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3102 Shawnee Drive
Winchester, Virginia 22601

Notice of Annual Meeting of Shareholders

TO THE SHAREHOLDERS OF
AMERICAN WOODMARK CORPORATION:

The Annual Meeting of Shareholders (“Annual Meeting”) of American Woodmark Corporation (the “Company”) will be held at the Holiday Inn, 333 Front Royal Pike, Winchester, Virginia, on Wednesday, August 26, 2015, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect as directors the nine nominees listed in the attached proxy statement to serve a one-year term on the Company’s Board of Directors;
2.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2016;
3.	To consider and vote upon the Company's 2015 Non-Employee Directors Restricted Stock Unit Plan;
4.	To approve on an advisory basis the Company’s executive compensation; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record of shares of the Company’s common stock at the close of business on June 18, 2015 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Whether or not you plan to attend the Annual Meeting, please mark, sign and date the enclosed proxy and promptly return it in the enclosed envelope. If for any reason you desire to revoke your proxy, you may do so at any time before it is voted.

All shareholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors

M. Scott Culbreth
Secretary

June 30, 2015

AMERICAN WOODMARK CORPORATION
3102 Shawnee Drive
Winchester, Virginia 22601

Proxy Statement
Voting Rights, Procedures and Solicitation

Proxy Solicitation

This Proxy Statement, mailed to shareholders of American Woodmark Corporation (the “Company”) on or about June 30, 2015, is furnished in connection with the solicitation of proxies by the Company’s Board of Directors in the accompanying form for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Holiday Inn, 333 Front Royal Pike, Winchester, Virginia, on Wednesday, August 26, 2015, at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof. A copy of the annual report of the Company for the fiscal year ended April 30, 2015, is being mailed to you with this Proxy Statement.

In addition to the solicitation of proxies by mail, the Company’s officers and other employees, without additional compensation, may solicit proxies by telephone, facsimile, and personal interview. The Company will bear the cost of all solicitation efforts. The Company also will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the Company’s common stock held as of the record date by those parties and will reimburse those parties for their expenses in forwarding soliciting material.

Record Date and Voting Rights

On June 18, 2015, the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting, there were 16,258,793 shares of common stock of the Company outstanding and entitled to vote. Each such share of common stock entitles the owner to one vote.

Revocability and Voting of Proxy

A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any shareholder who provides a proxy may revoke such proxy at any time before it is voted. Proxies may be revoked by:

•	filing with the Secretary of the Company written notice of revocation which bears a later date than the date of the proxy;
•	duly executing and filing with the Secretary of the Company a later dated proxy relating to the same shares; or
•	attending the Annual Meeting and voting in person.

Votes will be tabulated by one or more inspectors of election. A proxy, if properly executed and not revoked, will be voted as specified by the shareholder. If the shareholder does not specify his or her choice, the shares will be voted as follows:

•	“FOR” the election of the nine nominees for director named herein;
•	“FOR” the ratification of KPMG LLP as the independent registered public accounting firm of the Company for fiscal year 2016;
•	"FOR" the approval of the Company's 2015 Non-Employee Directors Restricted Stock Unit Plan;
•	“FOR” the approval on an advisory basis of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement; and
•	In the proxies’ discretion on any other matters coming before the Annual Meeting or any adjournment thereof.

A majority of the total outstanding shares of the Company entitled to vote on matters to be considered at the Annual Meeting, represented in person or by proxy, constitutes a quorum. Once a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes for the remainder of the meeting. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. However, Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at the meeting.

The Company’s bylaws require that, in uncontested elections, each director receive a majority of the votes cast with respect to that director (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Actions on all other matters to come before the meeting will be approved if the votes cast “for” that action exceed the votes cast “against” it. Abstentions and Broker Shares that are not voted on a particular matter are not considered votes cast and, therefore, will have no effect on the outcome of the election of directors or any other matter.

Participants in the American Woodmark Corporation Investment Savings Stock Ownership Plan will receive a proxy packet from the Company’s transfer agent and registrar, Computershare Shareholder Services, enabling them to provide instructions for voting the shares of the Company’s common stock held in their plan accounts. The Newport Group, the plan’s administrator, will determine the number of shares beneficially owned by each participant and communicate that information to the transfer agent. Each participant’s voting instructions must be properly executed and returned in the envelope provided in order for the participant’s shares to be voted. If a participant does not return voting instructions, then the shares held in the participant’s account will not be voted.

ITEM 1 – ELECTION OF DIRECTORS

The Board is currently comprised of nine members, each of whom has been nominated for election by the Company. In November 2014, the Board amended the Company’s bylaws to decrease the number of directors from ten to nine effective December 31, 2014. Unless otherwise specified, the enclosed proxy will be voted for the nine persons named below to serve until the next Annual Meeting and until their successors are elected and duly qualified. Each of the nominees listed below, is presently a director of the Company and was elected by shareholders at the last Annual Meeting for a term expiring at the upcoming Annual Meeting.

The Board believes the Company’s directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of its shareholders. When searching for new directors, the Governance Committee considers a candidate’s managerial experience, as well as business judgment, background, integrity, ethics and conflicts of interest. The Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Governance Committee believe it is essential that the Company’s Board members represent diverse viewpoints. The Governance Committee considers issues such as diversity of professional experience, skills, viewpoints, education, gender, race and national origin. In considering candidates for the Board, the Governance Committee considers the entirety of each candidate’s credentials in the context of these criteria. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

Each nominee listed below has consented to serve as a director, and the Company anticipates all of the nominees named below will be able to serve, if elected. If at the time of the Annual Meeting any nominees are unable or unwilling to serve, then shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person or persons as the Board of Directors may designate.

If shareholders do not elect a nominee who is serving as a director, Virginia law provides that the director would continue to serve on the Board as a “holdover director.” Under the Company’s bylaws, each incumbent director submits an advance, contingent, irrevocable offer of resignation that the Board may accept if shareholders do not elect the director at the Annual Meeting. In that situation, the Board’s Governance Committee would make a recommendation to the Board about whether to accept or reject the offer of resignation. The Board would act on the Governance Committee’s recommendation within 90 days after the date that the election results were certified and, promptly, would publicly disclose its decision and, if applicable, the rationale for rejecting the offer of resignation.

Information Regarding Nominees

The names and ages of the Company’s nominees, their principal occupations or employment, and other information regarding each nominee are set forth below.

Name	Age	Principal Occupation(s) During the Last Five Years and Directorship(s) in Public Companies	Director of Company Since
William F. Brandt, Jr.	69	Retired; Company Chairman and Chief Executive Officer from 1996 to 2004. Mr. Brandt has served continuously as director since he founded the Company in 1980. Mr. Brandt previously served as both Chairman and Chief Executive Officer of the Company and remains extremely knowledgeable about the Company and its operations. Mr. Brandt remains the Company’s largest shareholder.	1980
Martha M. Dally	64	Retired from her role as Vice President Customer Development, Sara Lee Corporation (a public company and manufacturer and marketer of consumer products) in 2006. Ms. Dally’s experience with marketing, business development and customer relationships during her 30-year career in the consumer products industry provides the Board with an important perspective on customer issues and opportunities.	1995
Kent B. Guichard (1)	59	Company Chairman from August 2009 to present; Company Chief Executive Officer from August 2007 to present; Company President from August 2007 to August 2014. Mr. Guichard’s 30-year career in industry has been highlighted with leadership roles in finance and operations. Mr. Guichard’s role as the Company’s Chief Executive Officer provides to the Board the Company’s strategic vision and intimate knowledge of its operational performance.	1997
James G. Davis, Jr.	56	President and Chief Executive Officer, James G. Davis Construction Corporation (a private commercial general contractor) from 1979 to present; Director, Provident Bankshares Corporation (a public company and financial institution) from October 2006 to July 2009. Mr. Davis’ career in the construction industry has been highlighted with leadership roles in operations. Mr. Davis’ experience as Chief Executive Officer of a construction company provides the Board with an important perspective.	2002
Daniel T. Hendrix	60	Chairman and Chief Executive Officer, Interface, Inc. (a public company and manufacturer of industrial carpet products) from October 2011 to present; President and Chief Executive Officer, from July 2001 to October 2011; Director, Interface, Inc. from 1996 to present. Mr. Hendrix’ 30-year career in the building supplies industry has been highlighted with leadership roles in finance and operations. Mr. Hendrix’ experience as a Chief Executive Officer of a publicly traded company in the building supplies industry provides the Board with an important perspective.	2005
Carol B. Moerdyk	65	Retired; Senior Vice President, International, OfficeMax Incorporated (a public company and office products retailer) from August 2004 to September 2007; Director, Libbey, Inc. (a public company and manufacturer of tableware) from 1998 to present. Ms. Moerdyk’s 30-year career in industry has been highlighted with leadership roles in finance and operations. Ms. Moerdyk’s experience as a financial executive enables her to provide the Board with a valuable perspective.	2005
Andrew B. Cogan	52	Chief Executive Officer, Knoll, Inc. (a public company and manufacturer of furnishings, textiles and fine leathers) from April 2001 to present; Director, Knoll, Inc. from 1996 to present. Director, Interface, Inc. from 2013 to present. Mr. Cogan’s 25-year career in industry has been highlighted with leadership roles in design and marketing. Mr. Cogan’s experience as a Chief Executive Officer of a publicly traded company provides the Board with a valuable perspective.	2009

Name	Age	Principal Occupation(s) During the Last Five Years and Directorship(s) in Public Companies	Director of Company Since
Vance W. Tang	48
Retired; President and Chief Executive Officer of the U.S. subsidiary of KONE Corporation (a Finnish public company and a leading global provider of elevators and escalators) and Executive Vice President of KONE Corporation from 2007 to 2012; Director, Comfort Systems USA (a publicly traded provider of commercial and industrial heating, ventilation and air conditioning and building automation services) from December 2012 to present. Mr. Tang’s 20-year career in industry has been highlighted with leadership roles in operations. Mr. Tang’s experience as a Chief Executive Officer in the construction industry provides the Board with a valuable perspective.
			2009
S. Cary Dunston (1)	50
Company President and Chief Operating Officer from August 2014 to present; Company Executive Vice President and Chief Operating Officer from August 2013 to August 2014; Company Executive Vice President, Operations from September 2012 to August 2013; Company Senior Vice President, Manufacturing and Supply Chain Services from October 2006 to September 2012. Mr. Dunston’s 20-year career in industry has been highlighted with leadership roles in operations. Mr. Dunston’s role as the Company’s Chief Operating Officer will provide the Board with intimate knowledge of the Company’s operational performance.
			2014

(1)
On May 29, 2015, the Company announced that Cary Dunston will assume the role of Chief Executive Officer effective with the Company's Annual Shareholders' Meeting on August 26, 2015, succeeding Kent Guichard who will remain with the Company in the role of non-executive Chairman of the Board.

CORPORATE GOVERNANCE

Codes of Business Conduct and Ethics

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees of the Company. This code sets forth important Company policies and procedures in conducting the Company’s business in a legal, ethical, and responsible manner. The Code of Business Conduct and Ethics encompasses policies addressing employee conduct, conflicts of interest, insider trading and the protection of confidential information, and requires all employees to respect and obey all applicable laws and regulations when conducting the Company’s business.

Code of Ethics for the Chief Executive Officer and Senior Financial Officers

The Board has also adopted an additional Code of Ethics for the Chief Executive Officer and all Senior Financial Officers, including the Chief Financial Officer, Treasurer, and Controller of the Company. This code sets forth Company policies and procedures for ensuring that disclosures in the Company’s financial reports and documents that the Company files or furnishes to the Securities and Exchange Commission (“SEC”) and in other public communications are full, fair, accurate, timely, and understandable. Additionally, the Chief Executive Officer and Senior Financial Officers are required to report to the Audit Committee any material information that affects financial disclosures, significant deficiencies concerning internal controls, fraud, violations of the Company’s Code of Business Conduct and Ethics and Code of Ethics for the Chief Executive Officer and Senior Financial Officers, and violations of securities or other laws or rules and regulations applicable to the operation of the business.

Both of these codes can be found on the Corporate Governance page of the Company’s web site at http://investors.americanwoodmark.com/governance. Any amendments to, or waivers from, any code provisions that apply to the Company’s directors or executive officers, including the Company’s Chief Executive Officer and Chief

Financial Officer, as well as the Company’s Controller and Treasurer, will be promptly posted on the Corporate Governance page of the Company’s web site. No amendments or waivers were requested or granted during the fiscal year ended April 30, 2015.

Board Structure

The Company’s Board currently consists of nine directors, all of whom are subject to annual shareholder elections to one-year terms of service. The Company’s independent directors sit on at least one of the three Board committees, which include the Audit Committee, the Compensation Committee and the Governance Committee. During fiscal 2015, one of the Company's directors, Kent J. Hussey, who served on the Audit Committee and Governance Committee, resigned from the Board.

Mr. Guichard currently serves as both the Company’s Chairman and its Chief Executive Officer and the Board has not designated a lead independent director. As discussed earlier, Mr. Guichard will step down as Chief Executive Officer as of August 26, 2015 but will remain with the Company in the role of non-executive Chairman of the Board. The Board believes that there are a number of important advantages for the Company having the positions of Chairman and Chief Executive Officer held by the same person. The Chief Executive Officer has historically been the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and its industry, while the Chief Executive Officer has historically brought Company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance. From time to time, during managed transitions of leadership of the Company, there may be a period where the positions of Chairman and Chief Executive Officer are held by different people.

The Company’s independent directors meet in regularly scheduled executive sessions at each of the Company’s Board meetings, without management present. During fiscal year 2015, the independent directors met four times to discuss certain Board policies, processes and practices, the performance and compensation of the Company’s Chief Executive Officer, management succession and other matters relating to the Company and the functioning of the Board.

Risk Management Oversight

The Board, both directly and through its committees, has an active role in overseeing management of the Company’s risks. The entire Board regularly reviews information concerning the Company’s operations, liquidity and competitive position and personnel, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the Company’s management of its risks relating to the Company’s executive and long-term compensation plans and risks related to employee compensation in general. The Audit Committee oversees the Company’s management of its risks pertaining to internal controls, adherence to generally accepted accounting principles and financial reporting. The Governance Committee oversees the Company’s management of its risks pertaining to potential conflicts of interest and independence of board members. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Director Independence

The Board of Directors of the Company is composed of a majority of directors who are independent directors as defined under the NASDAQ Marketplace Rules. The Board’s Audit and Compensation Committee members also meet additional independence requirements pursuant to the NASDAQ Marketplace Rules and SEC rules.

To be independent under the NASDAQ Marketplace Rules, the Board must determine that a director has no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ Marketplace Rules specify certain persons who cannot be considered independent. The Board reviews the independence of all directors at least annually.

Based upon this review, the Board affirmatively determined that six of its nine directors are independent as defined by the NASDAQ Marketplace Rules. The independent directors are: Mr. Cogan, Ms. Dally, Mr. Davis, Mr. Hendrix, Ms. Moerdyk, and Mr. Tang, each of whom is standing for re-election at the Annual Meeting. In addition, all of the members presiding on the Audit Committee, the Compensation Committee, and the Governance Committee are independent. The members of the Audit and Compensation Committees also meet the additional independence requirements applicable to them under the NASDAQ Marketplace Rules and SEC rules.

Communicating Concerns to the Board of Directors

The Audit Committee and the independent non-management directors have established procedures to enable any shareholder or employee who has a concern about the Company’s conduct or policies, or any employee who has a concern about the Company’s accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Board, to the independent directors, or to the Audit Committee. Such communications may be confidential or anonymous. Such communications may be submitted in writing by sending a letter to:

Audit Committee
c/o Manager, Internal Audit
American Woodmark Corporation
P.O. Box 2252
Winchester, Virginia 22604

The Company’s Manager, Internal Audit reviews all such written correspondence and forwards to the Audit Committee a summary of all correspondence received. The Audit Committee will review this information and determine a course of action as appropriate based on the information received.

The Audit Committee reviews and regularly provides the Board of Directors with a summary of all communications received from shareholders and employees and the actions taken or recommended to be taken if an action requires approval of the full Board as a result of such communications. Directors may, at any time, review a log of all correspondence received by the Company which is addressed to the Board, members of the Board or the Audit Committee and may request copies of any such correspondence.

Board of Directors and Committees

The Company’s Board of Directors presently consists of nine directors. The Board held four meetings during the fiscal year ended April 30, 2015. All of the directors attended at least 75% of the total number of Board meetings and meetings of all committees of the Board held during periods when they were members of the Board or such committees, with the exception of Mr. Cogan (Chair of the Audit Committee), who attended 100% of the Board meetings and 67% of the Audit Committee meetings. Mr. Cogan has attended all of the meetings held since he was appointed Chair of the Audit Committee. The Board of Directors believes that attendance at the Company’s Annual Meeting demonstrates a commitment to the Company, responsibility and accountability to the shareholders, and support of management and employees. Therefore, it is a policy of the Board that all members attend the Annual Meeting of Shareholders. All members of the Board attended last year’s Annual Meeting.

The Company’s bylaws specifically allow for the Board to create one or more committees and to appoint members of the Board to serve on them. Under such authority, the Board created the Audit Committee, the Compensation Committee, and the Governance Committee and appointed individuals from among its independent members to serve on these three committees. Each committee operates under a written charter adopted by the Board, as amended from time to time. On an annual basis, each committee reviews and reassesses the adequacy of its committee charter. The Audit Committee is scheduled to meet quarterly and the Compensation and Governance Committees meet as required, typically two to three times per year. The committees may hold special meetings as necessary. These committees report regularly to the Board of Directors with respect to their fulfillment of the responsibilities and duties outlined in their respective charters. These charters can be found on the Corporate Governance page of the Company’s web site at http://investors.americanwoodmark.com/governance.

Audit Committee

The Audit Committee consists of Mr. Cogan, who chairs the Committee, Mr. Davis, and Ms. Moerdyk. All members have been determined by the Board of Directors to be “independent” as defined under the NASDAQ Marketplace Rules and SEC rules. The Board of Directors has determined that all of the current members of the Audit Committee are “audit committee financial experts” as defined under SEC rules.

Purpose and Duties. The Audit Committee provides oversight for the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independence and qualifications of the Company’s independent registered public accounting firm, the performance of the internal audit function and independent registered public accounting firm, and the adequacy and competency of the Company’s finance and accounting staff.

The Audit Committee’s duties include but are not limited to: (1) selecting and overseeing the performance of the Company’s independent registered public accounting firm, (2) reviewing the scope of the audits to be conducted by them, as well as the results of their audits, (3) overseeing the Company’s financial reporting activities, including the Company’s financial statements included in the Company’s Annual Report on Form 10-K, and the accounting standards and principles that are followed, (4) approving audit and non-audit services provided to the Company by the Company’s independent registered public accounting firm, (5) reviewing the organization and scope of the Company’s internal audit function and internal controls, (6) reviewing and approving or ratifying transactions with related persons required to be disclosed under SEC rules, and (7) conducting other reviews relating to compliance by employees with Company policies and applicable laws.

The Audit Committee met six times during fiscal year 2015. The Audit Committee is governed by a written charter approved by the Board of Directors, which can be viewed on the Corporate Governance page of the Company’s web site at http://investors.americanwoodmark.com/governance. The Report of the Audit Committee is found beginning on page 33.

Compensation Committee

The Compensation Committee is composed of Mr. Tang, who chairs the Committee, Ms. Dally and Mr. Hendrix. All members have been determined by the Board of Directors to be “independent” as defined under the NASDAQ Marketplace Rules and SEC rules.

Purpose and Duties. The Compensation Committee is primarily concerned with designing and managing competitive compensation programs to facilitate the attraction and retention of talented senior executives and directors. The activities of the Compensation Committee include reviewing, evaluating, and approving senior executive compensation plans and evaluating and recommending director compensation plans for approval by the Board. The Compensation Committee also provides oversight for all of the Company’s employee benefit plans. The Compensation Committee delegates certain aspects of implementation and day-to-day management of compensation administration to officers of the Company.

The Compensation Committee’s duties include but are not limited to: (1) reviewing, evaluating, and approving corporate goals and objectives relevant to the Chief Executive Officer’s and other senior executive officers’ compensation, (2) evaluating the Chief Executive Officer’s and other senior executive officers’ performance in light of those goals and objectives, (3) determining and approving the Chief Executive Officer’s and other senior executive officers’ compensation levels based on this evaluation, and (4) overseeing the compensation and benefit plans, policies, and programs of the Company.

The Compensation Committee determines the Chief Executive Officer’s compensation after reviewing his performance with the independent directors of the Board and without members of management being present, and shares this information with the full Board. The Compensation Committee determines the compensation of the other senior executives after considering the recommendation from the Chief Executive Officer. The Compensation Committee does not delegate its authority with regard to executive compensation decisions and will administer and approve awards under the Company's 2015 Non-Employee Directors Restricted Stock Unit Plan, if approved by shareholders.

The Compensation Committee administers and approves awards under the Second Amended and Restated 2004 Stock Incentive Plan for Employees, as amended, and the Company’s 2011 Non-Employee Director Equity Ownership Plan.

The Compensation Committee met two times during fiscal year 2015. The Compensation Committee’s charter can be viewed on the Corporate Governance page of the Company’s web site at http://investors.americanwoodmark.com/governance. Additional information on the Company’s philosophy and policies pertaining to executive compensation are addressed in the Compensation Discussion and Analysis beginning on page 9. The Report of the Compensation Committee is contained on page 28.

Governance Committee

The Governance Committee is composed of Mr. Davis, who chairs the Committee, Ms. Moerdyk and Ms. Dally. All members have been determined by the Board of Directors to be “independent” as defined under the NASDAQ Marketplace Rules.

Purpose and Duties. The Governance Committee is responsible for identifying and recommending to the Board new director nominees for the Board, recommending directors for appointment to committees and chairs, and ensuring that the size, composition, and practices of the Board best serve the Company and its shareholders. From time to time, the Committee may engage an independent firm to assist in identifying potential candidates.

In evaluating candidates for election to the Board, the Governance Committee will assess the candidate’s character and professional ethics, judgment, business experience, independence, understanding of the Company’s or other related industries, and other factors deemed pertinent in light of the current needs of the Board. Specific qualities and skills established by the Committee for directors, which are included in the Governance Committee charter, include:

•	each candidate will be recommended without regard to gender, race, age, religion or national origin;
•	each candidate must be an individual that has consistently demonstrated the highest character and integrity;
•	each candidate must have demonstrated professional and managerial proficiency, an openness to new and unfamiliar experiences and the ability to work in a team environment;
•	each candidate must be free of any conflicts of interest which would violate applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
•	each candidate should possess substantial and significant experience which would be of particular relevance to the Company and its shareholders in the performance of the duties of a director; and
•	each candidate must demonstrate commitment to the responsibilities of being a director, including the investment of the time, energy and focus required to carry out the duties of a director.

The Governance Committee’s responsibilities also include, but are not limited to: (1) regularly assessing the effectiveness of the Board; (2) annually reviewing the performance of each director; (3) determining whether any director conflicts of interest exist; (4) reviewing any director related party transactions; and (5) periodically reviewing the Company’s corporate governance policies. The Governance Committee met four times during fiscal year 2015. The Governance Committee’s charter can be viewed on the Corporate Governance page of the Company’s web site at http://investors.americanwoodmark.com/governance.

Procedures for Shareholder Nominations of Directors

The Governance Committee will consider a director nominated by a shareholder of record for the fiscal year 2016 Annual Meeting if the nomination is submitted in writing to the Secretary of the Company in accordance with the Company’s bylaws and is received in the Company’s principal executive offices on or before April 28, 2016. The nomination must include the name and address of the director nominee and a description of the director nominee’s qualifications for serving as a director and the following information:

•	the name and address of the shareholder making the nomination;
•
a representation that the shareholder is a record holder of the Company’s common stock entitled to vote at the meeting and, if necessary, would appear in person or by proxy at the meeting to nominate the person or persons specified in the nomination;

•
a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•
such other information regarding the director nominee as would be required to be included in a proxy statement filed under the proxy rules of the SEC, if the director nominee were to be nominated by the Board of Directors;

•	information regarding the director nominee’s independence as defined by applicable NASDAQ listing standards; and
•	the consent of the director nominee to serve as a director of the Company if nominated and elected.

The Governance Committee may subsequently request additional information regarding the director nominee or the shareholder making the nomination. Nominations by shareholders made in accordance with these procedures will receive due consideration by the Governance Committee. However, the Chair of the Governance Committee may refuse to acknowledge the nomination of any person not made in compliance with these procedures. The Governance Committee also considers director nominees recommended by current members of the Board of Directors and members of management. From time to time, the Governance Committee may engage an independent firm to assist in identifying potential director nominees. The Governance Committee evaluates all director nominees in the same manner regardless of the source of the recommendation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company’s Compensation Program Goal

The goal of the Company’s compensation program, as administered by the Compensation Committee, is to facilitate the creation of long-term value for its shareholders by attracting, motivating, and retaining qualified senior management. To this end, the Company has designed and administered the Company’s compensation program to appropriately reward its executives for sustained financial and operating performance, to align their interests with those of the Company’s shareholders, and to encourage them to remain with the Company for long and productive careers. To achieve alignment with shareholder interests, the Company’s compensation program provides significant, but appropriate, rewards for outstanding performance, as well as clear financial consequences for underperformance. The majority of the Company’s senior executives’ compensation is “at risk” in the form of annual and long-term incentive awards that are paid, if at all, based upon Company performance. While a significant portion of compensation may fluctuate with annual results, the total program is structured to emphasize long-term performance and sustained growth in shareholder value.

Key Considerations in Setting Pay

The following is a summary of the key considerations affecting the determination of compensation by the Compensation Committee for the Company’s named executive officers. The Company’s named executive officers (NEO's) for fiscal year 2015 were:

•	Mr. Guichard, Chairman and Chief Executive Officer;

•	Mr. Dunston, President and Chief Operating Officer;

•	Mr. M. Scott Culbreth, Senior Vice President and Chief Financial Officer;

•	Mr. Bradley S. Boyer, Senior Vice President, Remodeling Sales and Marketing; and

•	Mr. R. Perry Campbell, Senior Vice President and General Manager, New Construction.

Performance-based Compensation. Every employee in the Company has an opportunity to earn an annual bonus, most of which is based upon the Company’s attainment of goals related to its operating profitability and other operational performance goals. The majority of the targeted total compensation for the Company’s named executive officers is performance-based to achieve alignment with shareholder interests. Bonuses are only payable to named executive officers if the Company earns an operating profit in excess of specified threshold levels during its fiscal year. The Company strives to establish challenging Company-wide targets that are appropriate given the expected level of performance given current and anticipated market conditions.

Balance of Future Pay Opportunity versus Current Pay Opportunity. The Compensation Committee strives to provide an optimal balance between current and long-term compensation and cash versus equity compensation for the Company’s executive officers. Current compensation is paid in cash in the form of a base salary and an annual bonus, primarily as a reward for recent performance, while long-term compensation is primarily equity-based, to encourage the Company’s executive officers to deliver excellent results over a longer period of time and to serve as a retention tool. The Compensation Committee has targeted the mix of performance-based compensation for the Company’s senior executive officers to be an equal amount of current year bonus and long-term compensation.

Providing shareholders with an appropriate level of return on their investment is an important objective of the Company, the Board, and the Compensation Committee. As a result, performance that rewards the Company’s shareholders factors prominently in the Compensation Committee’s decisions about the type and amount of long-term compensation paid to the Company’s executive officers.

Discretionary Nature of Compensation Programs. The Compensation Committee does not use fixed formulas in determining the amount and mix of compensation to be paid to the Company’s executives. The Compensation Committee believes that using only quantitative performance measures would not create the appropriate balance of incentives to build long-term shareholder value. The Compensation Committee uses a broad range of quantitative and qualitative factors to determine compensation. Quantitative factors are determined annually based upon the Company’s overall goals and objectives. In general, qualitative factors include the executives’ ability to build the organization and to lead the Company’s attainment of its CITE principles of customer satisfaction, integrity, teamwork and excellence. Additional qualitative factors considered by the Compensation Committee include the executives’ contribution to achieving the Company’s overall vision, the evaluation of the executives’ performance against their stated objectives, their experience, skill sets and the breadth, and scope of their responsibilities.

Significance of Company Results. The Compensation Committee believes that the named executive officers’ contributions to the Company’s overall performance are more important than their individual performance. Accordingly, all of the annual bonus opportunity for Messrs. Guichard, Dunston, Culbreth, Boyer, and Campbell is dependent upon the Company’s performance in relation to its operating profitability goals.

Consideration of Compensation Risk. The Company’s compensation programs are discretionary, balanced and focused on the long-term. Under this structure, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time. This provides strong incentives to manage the Company for the long term, while avoiding excessive risk in the short term. The elements of the Company’s variable compensation program are balanced among current cash payments and longer-term equity awards. The Company uses a balanced mix of quantitative and qualitative performance measures to assess achievement for its performance-based restricted stock unit awards to avoid placing excessive weight on a single performance measure. The Company has also adopted stock ownership guidelines under which its named executive officers are expected to hold a significant amount of Company stock on an ongoing basis, which the Compensation Committee believes helps mitigate compensation-related risk by focusing the officers’ attention and efforts on the long-term stock performance of the Company.

Use of Compensation Consultants and Peer Group Data. The Company, at the direction of the Compensation Committee, retains an independent compensation consultant every three to four years to assist the Compensation Committee by collecting compensation data regarding peer group companies, which is used by the Compensation Committee in reviewing and establishing executive compensation guidelines. The Compensation Committee considers this data, among other factors, when it determines the components and amounts of total compensation that are appropriate for the Company’s named executive officers. In its most recent compensation review in 2013, the Company retained Pearl Meyer & Partners (Pearl Meyer) to evaluate the competitiveness of the Company’s executive compensation program, the alignment of executive compensation and Company performance and update the Company’s Competitive Peer Group for use in the evaluation of the Company’s compensation practices. Pearl Meyer performs no other services for the Company other than those described in this section. The Compensation Committee has examined Pearl Meyer’s relationship with the Compensation Committee members, the Company and the Company’s management and has determined that Pearl Meyer’s work has not raised any conflict of interest.

The Company’s Competitive Peer Group was updated at the recommendation of Pearl Meyer and consists primarily of similar-sized companies in the furniture and building products industries that may compete with the Company for executive talent and which investors may consider as investment alternatives to the Company. For purposes of Pearl Meyer’s 2013 analysis, the Company’s Competitive Peer Group included: Bassett Furniture Industries, Inc., Builders FirstSource, Inc., Dixie Group Inc., Ethan Allen Interiors Inc., Flexsteel Industries, Inc., Furniture Brands International Inc., Gibraltar Industries, Inc., Hooker Furniture Corporation, Kimball International, Inc., La-Z-Boy Inc., Omnova Solutions Inc., Patrick Industries, Inc., School Specialty, Inc., Sealy Corp, Select Comfort Corporation, Simpson Manufacturing Co., Inc., and Trex Company, Inc.

In its 2013 update, Pearl Meyer evaluated the competitiveness of compensation programs using proxy information from the companies included as part of the Company’s Competitive Peer Group, and also considered data compiled from published surveys of executive compensation for other comparably-sized companies within the durable goods manufacturing sector. Pearl Meyer’s findings were that both the Company’s targeted annual cash compensation and long-term compensation levels fell within a range between the 25th percentile to the 50th percentile of median market compensation for the companies included as part of the Company’s Competitive Peer Group and for comparably-sized companies in comparable industries. These findings were consistent with the Compensation Committee’s compensation objective.

Results of 2014 Say on Pay Vote. At the Company’s Annual Meeting of Shareholders held on August 21, 2014, 97.7% of votes cast by its shareholders (excluding abstentions and broker non-votes) approved on an advisory basis the Company’s executive compensation program as disclosed in its 2014 proxy statement. The Compensation Committee considered the results of the 2014 say-on-pay vote in formulating the Company’s executive compensation program for fiscal year 2015 and, in light of the overwhelming support that the 2014 say-on-pay proposal received, did not make any specific changes to the fiscal year 2015 executive compensation program in response to the vote.

Stock Ownership Guidelines. The Company has adopted guidelines for share ownership by its named executive officers. The Company expects that its named executive officers will retain Company shares after either exercising stock options or receiving shares from RSU award grants, so that a minimum ownership of Company stock is achieved. For Mr. Guichard, the stock ownership guideline is equivalent to three times his base salary, and for Messrs. Dunston, Culbreth, Boyer and Campbell, the stock ownership guideline is equivalent to their respective base salaries.

Elements of Compensation

The compensation program for executive officers for fiscal year 2015 consisted of the following elements:

Elements available to substantially all salaried employees:

•	base salary;
•	annual performance-based cash bonus;
•	annual employee profit sharing; and
•	retirement and health and welfare benefits.

Elements available to the Company’s key managers and selected employees:

•	long-term incentive awards in the form of restricted stock units.

Elements available only to named executive officers:

•	long-term incentive awards in the form of stock options; and
•	other benefits.

These compensation elements are described below:

Base Salary. Base salary is intended to compensate the Company’s executives for:

•	the scope of their responsibilities;
•	the complexity of the tasks associated with their position within the Company;
•	their skill set; and
•	their performance.

Base salaries for all executives have been competitively established based on salaries paid for like positions in comparably-sized companies. The companies used for comparison of base salaries may include additional companies from those used in the Company’s Competitive Peer Group where other competitive factors or local market conditions warrant. These salaries are obtained by management periodically and reviewed by the Compensation Committee to assure continued competitiveness and are adjusted when necessary. Based upon national surveys available to the Compensation Committee and information provided by Pearl Meyer in 2013, the Compensation Committee believes executive management, both individually and as a group, have base salaries of approximately the average market rate for comparably-sized companies.

While the other named executive officers received a salary increase ranging from approximately 3-5% during fiscal year 2015, Mr. Dunston’s base salary for fiscal year 2015 was increased by approximately 10%, from $410,000 to $450,000, in recognition of his promotion to President and Chief Operating Officer and his expanded responsibilities in that new role.

Annual Cash Bonus. Annual cash bonus incentive awards are provided as an incentive to executives to achieve the Company’s annual financial goals, and reflect the Compensation Committee’s belief that a significant portion of the annual compensation of senior executives and other key employees should be contingent upon the financial performance of the Company. Annual bonus levels are established as a percentage of base salary. Jobs with greater spans of control and impact upon the Company’s results have higher bonus percentages. For fiscal year 2015, Mr. Guichard was eligible for a maximum potential bonus opportunity equal to 150% of his base salary; Mr. Dunston was eligible for a maximum potential bonus opportunity equal to 120% of his base salary; and Messrs. Culbreth, Boyer and Campbell were eligible for a maximum potential bonus opportunity equal to 100% of their respective base salaries.

Named executive officers have one component to their annual bonus that is tied to the Company’s performance for the fiscal year. Other employees have two components to their annual bonus: one component that is tied to the Company’s performance for the fiscal year, and one component that is tied to individual performance. For fiscal year 2015, operating income was utilized to measure Company performance for nearly every employee in the Company, due to its ease of understanding as a simple, consistent and important indicator of the Company’s annual performance. Individual performance is assessed by each employee’s manager based on agreed-upon goals established at the onset of the fiscal year. No portion of an employee’s individual goal bonus is paid unless the Company achieves operating profitability.

All of the annual cash bonus opportunity for Messrs. Guichard, Dunston, Culbreth, Boyer and Campbell during fiscal year 2015 was dependent upon the Company’s performance with respect to its operating income performance measure.

Company Goals. On an annual basis, the Compensation Committee establishes bonus goals for Company performance based upon a variety of factors including progress achieved towards critical elements of the Company’s long-term strategy, prior year performance, and the external economic environment. As a result, Company-wide performance targets vary from fiscal year to fiscal year. The annual performance goals for each of the fiscal years listed below represented the expected range across the following three levels of performance:

•	“Threshold” representing the minimum level of achievement in order to qualify for payment;
•	“Target” representing performance consistent with demanding expectations to qualify for a payout of 60% of the maximum; and
•	“Superior” representing outstanding performance against demanding expectations to achieve 100% of the maximum.

Company performance falling between each performance level results in an interpolated percentage payout based upon a predetermined scale. No annual bonuses are paid if the Company’s performance is below the predetermined operating profitability threshold.

Company performance targets are set sufficiently high to require excellent performance. In the last ten years, the Company has not achieved superior performance, and achieved target performance two times. Annual performance goals for Company performance at the threshold, target and superior performance levels for fiscal year 2015, as well as the actual operating income achieved, are presented in the table below. The actual annual operating income for the purpose of determining the annual bonus excludes $0.2 million in operating income from restructuring activities.

(dollar amounts in millions)	Operating Income
	Goals			Actual
Fiscal Year	Threshold	Target	Superior
2015	$32.8	$57.0	$65.0	$54.5

The Company’s actual performance for fiscal year 2015 fell short of its targeted operating income goal. This performance resulted in a Company performance percentage based upon the predetermined bonus scale of 53.8% of the maximum. Accordingly, Mr. Guichard earned an annual bonus during fiscal year 2015 of 80.7% (53.8% of 150%) of his year-end base salary, Mr. Dunston earned an annual bonus of 64.6% (53.8% of 120%) of his year-end base salary, and Messrs. Culbreth, Boyer and Campbell each earned an annual bonus of 53.8% (53.8% of 100%) of their respective year-end base salaries.

Long-Term Incentive Awards. The Compensation Committee has established long-term incentive awards for the Company’s executives and key managers with the objective of advancing the longer-term interests of the Company and its shareholders by directly aligning executive compensation with increases in the Company’s stock price. These awards compliment cash incentives tied to annual performance by providing incentives for executives to increase shareholder value over time. The Company’s long-term incentive compensation program utilizes two types of awards: restricted stock units (“RSUs”) and stock options. Both stock options and RSUs are intended to focus the attention of executives on the achievement of the Company’s long-term performance objectives, to align executive management’s interests with those of shareholders, and to facilitate executives’ accumulation of sustained ownership of Company stock.

Consistent with previous years, the Company awarded its long-term incentive awards to its executives following its annual earnings release in June, and all stock options issued included a strike price equal to the closing price of the Company’s stock on the third business day following this earnings release. All long-term incentive awards were approved by the Compensation Committee.

In line with recommendations from Pearl Meyer, the Company’s named executive officers are targeted to receive long-term incentive awards valued at approximately 150% of base salary for Mr. Guichard, 120% for Mr. Dunston and 100% for Messrs. Culbreth, Boyer and Campbell. The value of RSU awards was approximately two-thirds of the total value of the long-term grants made to the named executive officers.

Stock Options. Non-statutory stock options were granted to certain senior executives of the Company (including Messrs. Guichard, Dunston, Culbreth, Boyer and Campbell) on the third business day after the Company’s announcement of its annual results in June 2014. All stock options have exercise prices equal to the closing price of the Company’s stock upon the date of grant, have ten-year lives and vest ratably over the initial three years of the grant. Stock options only result in value realized by the Company’s employees to the extent that the price of Company stock on the date of exercise exceeds the strike price, and thus are an effective compensation element only if the stock price grows over the term of the award. The Compensation Committee believes that stock options are a motivational tool for the Company’s senior executives, and also serve as a retention incentive. The Company has never backdated or re-priced its stock option grants.

Restricted Stock Units. The RSUs granted during fiscal year 2015 to Messrs. Guichard, Dunston, Culbreth, Boyer and Campbell include RSUs that vest upon the satisfaction of both service and performance criteria. The performance-based RSUs comprised 75% of the total RSUs awarded, while RSUs vesting upon meeting a three-year service criterion comprised 25% of the RSUs awarded. Subject to satisfying the associated vesting conditions, each RSU represents the right to receive one share of the Company’s common stock. The Compensation Committee believes that the RSU grants provide a form of long-term compensation that aids retention, encourages long-term value creation and aligns financial interests with the Company’s shareholders, while entailing a lower number of Company shares to be issued to employees than stock options and therefore entailing less dilution.

In order to receive the shares of Company stock corresponding to the RSU award, the award recipients must remain in the Company’s continuous employ through the three-year anniversary date of the RSU grant. Employees who leave the Company’s employ for any reason other than death, disability or retirement completely forfeit their awards unless the Committee, in its discretion within its authority under the 2011 Plan, determines that vesting of a pro-rata portion of the award is in the best interest of the Company. If the employee terminates employment due to his or her death, disability or retirement, a pro-rata portion of the earned RSUs will vest based upon the executive’s service from the grant date to the termination date. If the employee terminates employment for any reason, including death, disability or retirement, prior to the end of the applicable performance period with respect to performance-based RSUs, the performance-based RSUs are forfeited in their entirety. The vesting of the RSU awards is accelerated and the earned RSUs are paid in full if a change in control occurs and, either the named executive officer is involuntarily terminated without cause or the named executive officer terminates employment with the Company for good reason prior to the end of the three-year service period. If the change in control occurs prior to the end of the applicable performance period with respect to performance-based RSUs, all of the performance-based RSUs are treated as earned.

The Company-wide performance criteria upon which the performance-based RSU awards are based are established annually by the Compensation Committee. For the performance-based RSU grants awarded in June 2014, the Compensation Committee determined the Company-wide performance period as the fiscal year in which the grant was awarded. The Compensation Committee determined three groups of Company-wide performance goals for fiscal year 2015, including income statement achievement (40% weighting), balance sheet and cash flow achievement (40% weighting) and organizational development (20% weighting). Specific criteria and the Company’s performance against these criteria were as follows:

(dollar amounts in millions)	Goals			Actual
	Threshold	Target	Superior	Performance
Income Statement Achievement
Net Sales	$738.7	$858.9	$901.9	$825.5
Gross Margin	$126.3	$157.7	$169.6	$152.5
Gross Margin %	17.1%	18.4%	18.8%	18.5%
Operating Expenses %	12.5%	11.7%	11.6%	11.9%
Operating Income	$32.8	$57.0	$65.0	$54.5
Balance Sheet and Cash Flow Achievement
Operating Cash Flow	$30.2	$44.7	$48.3	$58.7
Free Cash Flow*	($47.7)	($33.3)	($29.7)	$2.1
Debt to Capital Ratio	9.0%	8.1%	7.9%	8.0%
Accounts Receivable Turnover	16.0	16.5	17.0	17.8
Inventory Turnover	19.0	19.8	20.2	19.9

*Defined as operating cash flow less cash used for investing activities.

The Compensation Committee assessed the Company’s overall achievement of its Income Statement goals to be approximately 52% and of its Balance Sheet and Cash Flow goals to be 91%. In addition to the Income Statement and Balance Sheet and Cash Flow goals, Company-wide performance was also assessed based upon a total of five organizational development goals (weighted 20% in total), including (i) employee turnover, (ii) employee retention, (iii) compliance with training goals, (iv) succession planning, and (v) cultural development. The Compensation Committee assessed the Company’s achievements of these organizational goals at attainment of 84%.

The Compensation Committee assessed the Company’s achievement against overall performance goals in May 2015 to be 74%. Based upon the Compensation Committee’s performance assessment, if the Company’s named executive officers remain continuously employed by the Company through June 2017, they will vest in and receive 81% of their total RSU award, as calculated below:

	Performance Attainment		Weighting Factor		Weighted Performance
Income Statement Goals	52%	X	40%	=	21%
Balance Sheet and Cash Flow Goals	91%	X	40%	=	36%
Organizational Goals	84%	X	20%	=	17%
Total Performance					74%

Potential Earned and Vested Performance-Based RSUs	74%	X	75%	=	56%
Potential Vested Service-Based RSUs	N/A				25%
Total Potential Vested Portion of RSU Award					81%

During fiscal year 2015, Mr. Guichard was awarded 20,600 RSUs, Mr. Dunston was awarded 10,000 RSUs, Mr. Culbreth was awarded 5,300 RSUs, Mr. Boyer was awarded 5,500 RSUs and Mr. Campbell was awarded 5,100 RSUs. If each of the named executive officers remains in the Company’s continuous employ through the three-year anniversary of the RSU grant in June 2017, the number of shares of the Company’s stock that each can expect to receive is as follows: Mr. Guichard, 16,686 shares (20,600 multiplied by 81%); Mr. Dunston, 8,100 shares

(10,000 multiplied by 81%); Mr. Culbreth 4,293 shares (5,300 multiplied by 81%); Mr. Boyer 4,455 shares (5,500 multiplied by 81%); and Mr. Campbell 4,131 shares (5,100 shares multiplied by 81%).

Pension and Savings Plans

The Company maintains a non-contributory, funded and tax-qualified defined benefit pension plan (the “Salaried Pension Plan”), which was frozen effective April 30, 2012. The Salaried Pension Plan covers many of the Company’s employees hired prior to April 30, 2012, including certain of the named executive officers, who are compensated on the basis of a salary and/or a commission, and who meet certain age and service requirements. Funding is determined on an actuarial basis. Benefits are based on 1.25% of a participant’s average cash compensation, including bonuses, for the five calendar years in the ten calendar years prior to the earlier of the participant’s retirement or the freeze date, that produce the highest average compensation, multiplied by the participant’s years of credited service through the earlier of retirement or the freeze date. The annual earnings taken into account in this formula may not exceed an IRS-prescribed limit applicable to tax-qualified plans. The Salaried Pension Plan is a continuation of a pension plan that was in effect for employees of the Company who were employed by the Company when it was owned by Boise Cascade Corporation prior to 1980.

Substantially all employees, including the named executive officers, also participate in the Company’s Investment Savings Stock Ownership Plan. This plan has a profit-sharing component and a 401(k) component. The Company makes profit-sharing contributions, whereby (for fiscal year 2015) 5% of the Company’s net income is contributed and divided equally among employee 401(k) accounts. In addition, all employees may contribute up to 100% of their pay to 401(k) accounts on a pre-tax basis. For fiscal year 2015, the Company provided matching contributions in Company stock equal to 100% of each employee's 401(k) contributions up to the first 4% of the employee's annual compensation. This is a tax-qualified plan and is subject to IRS compensation and other limitations. Company contributions to these plans to the named executive officers for fiscal year 2015 are included in the All Other Compensation column in the Summary Compensation Table.

Because the Internal Revenue Code of 1986, as amended (the “Code”), limits the maximum annual benefit that may be accrued under and paid from a tax-qualified plan such as the Company’s Salaried Pension Plan, the Company established a non-tax qualified, non-contributory defined contribution plan (the “Pension Restoration Plan”, or “PRP”) to allow the Company to provide benefits that would restore the level of Company benefits provided to approximately the levels they would have attained had the Code limit not been established. For fiscal year 2015, the PRP participants consisted of Messrs. Guichard, Dunston and Boyer. Each participant has an account under the PRP to which the Compensation Committee may, in its discretion, approve Company contributions. The obligation of the Company to make payments under the PRP is an unsecured promise and any property of the Company set aside for the payment of benefits remains subject to the claims of creditors in the unlikely event of the Company’s insolvency until such benefits are distributed to the Plan participants under the provisions of the PRP. There were no Company contributions to the PRP during fiscal year 2015 for Messrs. Guichard, Dunston and Boyer. The Company will not make future contributions to the PRP while its pension plans are frozen.

Other Benefits

All of the NEO’s are eligible to purchase the Company’s products at a discounted price.

The Company places a priority on enabling its employees to take advantage of preventive health care. To this end, the Company provides subsidized medical benefits to substantially all of its employees, as well as the ability to take advantage of annual physical exams at low or no cost. Messrs. Guichard, Dunston, Culbreth, Boyer and Campbell are eligible to receive more extensive annual medical exams from a nationally recognized medical clinic at no cost to them.

Severance and Change in Control Agreements

Each of the named executive officers has entered into an employment agreement with the Company that provides for severance benefits under certain termination scenarios, including termination in connection with a change in control. The Company believes these agreements are necessary in order to ensure the continuity of management and to allow executive officers to focus on serving the Company in a change in control situation without the distraction of concern for their employment. These agreements generally provide for severance benefits in the event of involuntary termination of employment without cause at any time during the term of the agreement, and certain enhanced benefits for termination without cause or termination by the executive for good reason within a certain period following a change of control. No payments are made if employment is terminated due to death, disability or cause. Each of these agreements provides that any unvested stock awards shall become fully vested in connection with a change in control of the Company only upon the occurrence of both a change in control and either involuntary termination of employment without cause or termination by the executive for good reason in connection with a change of control.

In developing the parameters for these agreements, the Compensation Committee utilized an independent compensation consultant and an analysis of peer companies. The Compensation Committee established these agreements with a goal of providing terms that are representative of the competitive market for like positions. Mr. Guichard’s employment agreement includes a longer severance period and a greater bonus payment percentage due to the greater span of control, accountability and ability to impact the Company’s performance inherent in Mr. Guichard’s role as Chief Executive Officer.

The Company does not provide tax gross-ups to its named executive officers for any Section 280G taxes resulting from a change in control. In lieu of receiving a tax gross-up, any golden parachute payments to these named executive officers will be reduced until the excise tax no longer applies (unless the named executive officer would be in a better net after-tax position after paying the excise tax, in which case the payments would not be reduced, but the named executive officer still would not receive any gross-up).

Further information regarding the terms and conditions of these agreements is found beginning on page 24, under the heading “Employment Agreements and Post-Employment Compensation Agreements”.

Deductible Compensation of Executive Officers

The Company is subject to Section 162(m) of the Code, which imposes a $1.0 million limit on the amount of compensation that may be deducted by the Company for a taxable year with respect to the Chief Executive Officer and the next three most highly compensated officers of the Company (excluding the CFO). Performance-based compensation that meets certain requirements is not subject to the deduction limit. The Company’s intent generally is to design and administer executive compensation programs in a manner that will preserve its flexibility and recognize a full range of performance criteria important to the Company’s success, even where the compensation paid under such programs may not be deductible under Section 162(m).

Summary Compensation Table

The following table sets forth for fiscal years 2015, 2014, and 2013 the compensation for the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s three other executive officers (each a “named executive officer” and collectively, the “named executive officers”). The Company did not have any other named executive officers during fiscal year 2015.

	Fiscal			Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Change in Pension Value	All Other Compensation
Name & Principal Position	Year	Salary	Bonus	1	2	3	4	5	Total

Kent B. Guichard	2015	$691,554	$0	$499,245	$272,996	$564,900	$98,517	$23,947	$2,151,159
Chairman and	2014	666,735	0	602,536	400,406	651,375	0	18,007	2,339,059
Chief Executive Officer	2013	636,346	0	409,136	443,196	609,375	57,115	12,865	2,168,033

S. Cary Dunston	2015	436,362	0	242,352	132,334	290,520	25,199	16,268	1,143,035
President and	2014	396,218	0	228,964	151,779	316,520	0	11,193	1,104,674
Chief Operating Officer	2013	356,633	0	151,532	147,732	231,250	14,660	17,143	918,950

M. Scott Culbreth	2015	265,232	0	128,447	70,331	144,076	0	103,703	711,789
Senior Vice President and	2014	40,000	0	0	0	0	0	26,847	66,847
Chief Financial Officer

Bradley S. Boyer	2015	275,814	0	133,294	73,107	149,825	85,087	16,006	733,133
Senior Vice President	2014	267,984	0	162,685	108,413	173,851	0	11,507	724,440
Remodeling Sales and	2013	258,173	0	113,649	110,799	164,063	49,442	11,473	707,599
Marketing

R. Perry Campbell	2015	260,424	0	123,600	67,555	142,263	28,511	17,381	639,734
Senior Vice President and	2014	240,623	0	135,571	89,622	161,932	0	14,375	642,123
General Manager,
New Construction

1
This column represents the grant date fair value of restricted stock unit awards calculated in accordance with FASB ASC Topic 718. For a discussion of the terms of the restricted stock units granted in fiscal year 2015, see Restricted Stock Units beginning on page 14. Of the amounts reported in this column for fiscal year 2015, $345,157 for Mr. Guichard, $167,552 for Mr. Dunston, $88,803 for Mr. Culbreth, $92,154 for Mr. Boyer, and $85,452 for Mr. Campbell are attributable to performance-based RSU awards. These awards are reported based on the probable outcome of the performance conditions. The value of these awards at the grant date, assuming the highest level of performance had been achieved, was: $462,264 for Mr. Guichard; $224,400 for Mr. Dunston; $118,932 for Mr. Culbreth; $123,420 for Mr. Boyer; and $114,444 for Mr. Campbell. For information on the valuation assumptions with respect to the restricted stock unit grants for fiscal year 2015, refer to Note G – Stock-Based Compensation in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended April 30, 2015.

2
This column represents the aggregate grant date fair value of stock options calculated in accordance with FASB ASC Topic 718. For a discussion of the terms of the stock options granted in fiscal year 2015, see Stock Options on page 14. These values reflect the Company’s accounting expense and do not necessarily correspond to the actual value that will be realized by the named executives. For information on the valuation assumptions with respect to the stock option grants for fiscal year 2015, refer to Note G – Stock-Based Compensation in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended April 30, 2015.

3	Amounts in this column reflect the annual cash incentive compensation paid to the Company’s named executive officers for fiscal years 2015, 2014 and 2013.
4
This column represents the change in the present value of accumulated benefits under the Salaried Pension Plan during fiscal year 2015 (from May 1, 2014 to April 30, 2015), fiscal year 2014 (from May 1, 2013 to April 30, 2014), and fiscal year 2013 (from May 1, 2012 to April 30, 2013). See the Pension Plan Benefits table on page 23 for additional information. Mr. Culbreth does not participate in the Salaried Pension Plan as he was hired after the plan was frozen. Since the plan was frozen at the end of fiscal year 2012, changes in pension value from year to year are due solely to changes in actuarial factors and not additional benefit accruals. The Company does not provide any above-market or preferential earnings on nonqualified deferred compensation under the Pension Restoration Plan.

5	See the All Other Compensation table below for additional information.

All Other Compensation

The following table describes each component of the amounts listed for fiscal year 2015 in the All Other Compensation column in the Summary Compensation Table.

	Company Contributions to Investment Savings Stock Ownership Plan	Value of Discount on Cabinet Purchases	Relocation	Other
Name	1	2	3	4	Total
Kent B. Guichard	$12,970	$6,492	$0	$4,485	$23,947
S. Cary Dunston	12,339	0	0	3,929	16,268
M. Scott Culbreth	7,804	30,697	60,849	4,353	103,703
Bradley S. Boyer	11,517	0	0	4,489	16,006
R. Perry Campbell	11,515	0	0	5,866	17,381

1	These amounts represent matching 401(k) and profit-sharing contributions made to the named executive officers’ respective Investment Savings Stock Ownership Plan accounts.
2	This amount reflects the discount Messrs. Guichard and Culbreth received on the purchase of Company products.
3	This amount reflects relocation benefits Mr. Culbreth received.
4
These amounts reflect payments of insurance premiums paid for supplemental life insurance and costs associated with medical exams from a nationally recognized medical clinic. For Mr. Guichard, $1,548 represents insurance premiums paid for supplemental life insurance and $3,307 represents costs associated with medical exams. For Mr. Dunston, $636 represents insurance premiums paid for supplemental life insurance and $3,293 represents costs associated with medical exams. For Mr. Culbreth, $260 represents insurance premiums paid for supplemental life insurance and $4,353 represents costs associated with medical exams. For Mr. Boyer, $1,167 represents insurance premiums paid for supplemental life insurance and $3,322 represents costs associated with medical exams. For Mr. Campbell, $448 represents insurance premiums paid for supplemental life insurance and $5,419 represents costs associated with medical exams.

Grants of Plan-Based Awards in Fiscal Year 2015

The following table provides information about all equity and non-equity awards granted to the named executive officers in fiscal year 2015: (1) the grant date, (2) the potential payout under the Annual Cash Bonus Incentive Plan, (3) the potential number of shares of the Company’s common stock that could be issued under performance-based RSUs granted in fiscal year 2015, (4) the number of service-based RSUs granted in fiscal year 2015, (5) the number of shares underlying stock options awarded, (6) the exercise price of the stock option awards, which reflects the closing price of the Company’s stock on the date of grant, and (7) the grant date fair value of each equity award computed according to FASB ASC Topic 718.

	Grant	Estimated Possible Payout Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Performance-Based Restricted Stock Units (# of Shares)			All Other Awards: Number of Restricted Stock Units	Stock Option Awards: No. of Securities Underlying Options	Price of Option Award	Grant Date Fair Value of Restricted Stock Unit and Option Awards
Name	Date	1			2			3	4	5	6
		Threshold	Target	Superior	Threshold	Target	Superior
Kent B.	n/a	$0	$630,000	$1,050,000
Guichard	06/06/14				0	9,270	15,450	5,150			$499,245
	06/06/14								29,500	$29.92	272,996

S. Cary	n/a	0	324,000	540,000
Dunston	06/06/14				0	4,500	7,500	2,500			242,352
	06/06/14								14,300	$29.92	132,334

M. Scott	n/a	0	160,680	267,800
Culbreth	06/06/14				0	2,385	3,975	1,325			128,447
	06/06/14								7,600	$29.92	70,331

Bradley	n/a	0	167,092	278,486
S. Boyer	06/06/14				0	2,475	4,125	1,375			133,294
	06/06/14								7,900	$29.92	73,107

R. Perry	n/a	0	158,658	264,430
Campbell	06/06/14				0	2,295	3,825	1,275			123,600
	06/06/14								7,300	$29.92	67,555

1
The amounts displayed in these columns reflect the threshold, target and superior payouts under the fiscal year 2015 Annual Cash Bonus program described in the Compensation Discussion and Analysis based upon annual salary rates as of the last day of fiscal year 2015. The amounts actually paid under this program for fiscal year 2015 are reflected in the Summary Compensation Table. Attainment of Company-wide goals for operating income was the only determinant of the amount of bonus paid. Mr. Guichard’s potential bonus payment ranged from 0% to 150% of his ending fiscal year 2015 annual base salary, with a target of 90%. Mr. Dunston’s potential bonus payment ranged from 0% to 120% of his ending fiscal year 2015 annual base salary with a target of 72%. Messrs. Culbreth, Boyer and Campbell had potential bonus payments of 0% to 100% of their respective base salaries, with a target of 60%. The Company’s specific operating income goals for fiscal year 2015 are described in the Compensation Discussion and Analysis on page 13, under the heading “Company Goals”.

2
These columns reflect the threshold, target and superior potential number of shares of the Company’s common stock that could be issued under performance-based RSUs that each named executive officer received during fiscal year 2015. Based upon Company performance for fiscal year 2015, the actual numbers of shares that the named executive officers may earn under the performance-based RSUs if they remain continuously employed through June 6, 2017 are: 11,536 for Mr. Guichard, 5,600 for Mr. Dunston, 2,968 for Mr. Culbreth, 3,080 for Mr. Boyer, and 2,856 for Mr. Campbell. If the executive terminates employment prior to the vesting date due to retirement, death or disability, the executive receives a pro rata portion of the award based upon the executive’s service from the grant date to the date of termination. At the time the grants are made, the potential payouts are performance-driven and, therefore, completely at risk. The Plan measurements for determining the number of earned RSUs are described in the Compensation Discussion and Analysis under the heading “Restricted Stock Units” beginning on page 14.

3
This column reflects the number of RSUs granted to each named executive during fiscal year 2015 that were subject to service-based vesting conditions alone. These RSUs are payable on June 6, 2017 if the named executive remains continuously employed through that date. If the executive terminates employment prior to the vesting date due to retirement, death or disability, the executive receives a pro rata portion of the award based upon the executive’s service from the grant date to the date of termination.

4
This column reflects the number of stock options granted in fiscal year 2015 to the named executive officers. These options vest ratably over three years. The stock option awards granted to Messrs. Guichard, Dunston, Culbreth, Boyer and Campbell were approved by the Compensation Committee on May 28, 2014, for issuance on June 6, 2014.

5	This column reflects the exercise price for the stock options granted, which was the closing price of the Company stock on the date of grant.
6
This column reflects the full grant date fair value of the RSUs and stock options granted in fiscal year 2015 computed in accordance with FASB ASC Topic 718. The grant date fair value of the RSUs subject to performance-based vesting is calculated based upon the probable outcome of the performance conditions as of the date of grant.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides information on the holdings, as of April 30, 2015, of stock options and RSUs awarded to the named executive officers. This table includes all unexercised option awards (whether vested or unvested) and all unvested RSUs. Each equity grant is shown separately for each named executive officer. All unvested RSU awards shown in the table below are scheduled to vest on the third anniversary of the applicable grant date for each award and all unvested stock option awards are scheduled to vest in equal portions on the first, second and third anniversaries of the applicable grant date for each award. For additional information about the stock option and RSU awards, see the description of long-term incentive awards in the Compensation Discussion and Analysis beginning on page 13.

	Grant	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Stock Option Exercise	Stock Option Expiration	Number of Restricted Stock Units that have Not Yet	Market Value of Restricted Stock Units that have Not Yet Vested
Name	Date	Exercisable	Unexercisable	Price	Date	Vested	1

Kent B.	06/06/14					16,686	$845,980
Guichard	06/06/14	0	29,500	$29.92	06/06/24
	06/07/13					16,400	$831,480
	06/07/13	9,234	18,466	36.74	06/07/23
	06/08/12					23,152	$1,173,806
	06/08/12	0	20,000	17.62	06/08/22
	06/10/09	60,000	0	24.73	06/10/19
	06/09/08	21,000	0	23.96	06/09/18
	06/08/07	41,000	0	34.11	06/08/17

S. Cary	06/06/14					8,100	$410,670
Dunston	06/06/14	0	14,300	$29.92	06/06/24
	06/07/13					6,232	$315,962
	06/07/13	3,500	7,000	36.74	06/07/23
	06/08/12					8,575	$434,753
	06/08/12	12,507	6,667	17.62	06/08/22

	Grant	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Stock Option Exercise	Stock Option Expiration	Number of Restricted Stock Units that have Not Yet	Market Value of Restricted Stock Units that have Not Yet Vested
Name	Date	Exercisable	Unexercisable	Price	Date	Vested	1

M. Scott	06/06/14					4,293	$217,655
Culbreth	06/06/14	0	7,600	$29.92	06/06/24

Bradley S.	06/06/14					4,455	$225,869
Boyer	06/06/14	0	7,900	$29.92	06/06/24
	06/07/13					4,428	$224,500
	06/07/13	0	5,000	36.74	06/07/23
	06/08/12					6,431	$326,052
	06/08/12	0	5,000	17.62	06/08/22

R. Perry	06/06/14					4,131	$209,442
Campbell	06/06/14	0	7,300	$29.92	06/06/24
	06/07/13					3,690	$187,083
	06/07/13	0	4,134	36.74	06/07/23
	06/08/12					3,430	$173,901
	06/08/12	0	1,667	17.62	06/08/22

1	Based on the closing price per share of the Company’s common stock as of the last day of fiscal year 2015, April 30, 2015, which was $50.70.

Option Exercises and RSUs Vested in Fiscal Year 2015

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	1	2	3	4
Kent B. Guichard	111,000	$1,430,745	22,950	$729,581
S. Cary Dunston	109,800	2,396,029	8,500	270,215
M. Scott Culbreth	0	0	0	0
Bradley S. Boyer	12,500	198,015	6,375	202,661
R. Perry Campbell	13,801	193,677	3,400	108,086

1	This column represents the number of securities for which the options were exercised. There were no shares withheld for payment of taxes.
2	This column represents the difference between the market price of the underlying securities at exercise less the exercise price.
3	This column represents the gross number of shares of RSUs that vested, consisting in each case of RSUs that were originally granted in June 2011 and which vested in June 2014.

4	This column represents the value of the RSUs that vested on the date the shares were transferred, which was the closing price of the Company stock on the transfer date.

Pension Plan Benefits

The following table reports the present value of the accumulated plan benefit at April 30, 2015, for the named executive officers under the Salaried Pension Plan based upon the assumptions described below in Note 1. No pension benefit payments were made to any of the named executive officers during fiscal year 2015. Mr. Culbreth does not participate in the Salaried Pension Plan. See “Pension and Savings Plans” on page 16 for a discussion of pension and savings plan benefits.

		Number of Years	Present Value of Accumulated Benefit
	Pension Plan Name	Credited Service	1
Kent B. Guichard	Salaried Pension Plan	18.7	$586,274
S. Cary Dunston	Salaried Pension Plan	5.5	119,821
Bradley S. Boyer	Salaried Pension Plan	16.8	477,368
R. Perry Campbell	Salaried Pension Plan	7.9	135,736

1
The accumulated benefit is based on service and earnings (base salary and bonus, as described above) considered by the Salaried Pension Plan for the period through April 30, 2012 (the date on which the Salaried Pension Plan was frozen). The present value of accumulated benefit has been calculated assuming the named executive officers begin receiving their benefits at age 65. As described in Note H – Employee Benefit and Retirement Plans in the Notes to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the year ended April 30, 2015, the interest assumption is 4.19%. The post-retirement mortality assumption is based on the RP-2014 Mortality Table with generational scale MP-2014 mortality improvement.

Nonqualified Deferred Compensation

The amounts reported in the table below represent the change in value in the accounts of the named executive officers under the Company’s non-tax qualified, non-contributory defined contribution supplemental Pension Restoration Plan (PRP) from May 1, 2014 through April 30, 2015, as well as their aggregate balances as of April 30, 2015. The Company discontinued contributions to the PRP effective May 1, 2012. Messrs. Culbreth and Campbell do not participate in the PRP.

	Nonqualified Deferred Compensation
	Company Contributions	Aggregate Earnings in FY 2015	Withdrawals/ Distribution in	Aggregate Balance at
	in FY 2015	1	FY 2015	April 30, 2015
Kent B. Guichard	$0	$48,707	$0	$698,028
S. Cary Dunston	0	12,628	0	175,160
Bradley S. Boyer	0	1,301	0	18,295

1	Earnings were credited to the accounts of the named executive officers based upon their respective investment choices. These earnings were not included in the Summary Compensation Table.

Employment Agreements and Post-Employment Compensation Arrangements

As of April 30, 2015, the Company had entered into employment agreements with Messrs. Guichard, Dunston, Culbreth, Boyer and Campbell to fulfill the duties of each executive's respective position. These employment agreements provide for “double trigger” vesting of outstanding equity awards in connection with a change of control and do not provide for a tax gross-up for any golden parachute excise taxes.

The respective agreements specify the base salary for Mr. Guichard of at least $550,000 per year, for Mr. Dunston a base salary of at least $294,250 per year, for Mr. Culbreth a base salary of at least $260,000 per year, for Mr. Boyer a base salary of at least $262,500 per year and for Mr. Campbell a base salary of at least $251,838 per year, each subject to annual upward adjustments as the Company shall deem appropriate from time to time and as approved within general practice and authority levels required by the Board’s Compensation Committee.

Further, the executives are entitled to participate in the Company’s annual incentive program with a bonus opportunity of between 0% and 150% of Mr. Guichard’s then current base salary, between 0% to 120% of Mr. Dunston’s then current base salary and between 0% to 100% of Messrs. Culbreth's, Boyer’s and Campbell's then current base salaries. In each case, the actual amount of the bonus paid will be related to achievement of certain performance objectives set by the Compensation Committee at the beginning of each fiscal year. The agreements are for one-year terms that end on December 31 of each year and provide for an automatic one-year extension, unless either party to the agreement gives notice on or before November 1 of the preceding year.

Under these agreements, each executive is entitled to severance pay should his employment be terminated by the Company without cause. Mr. Guichard would be entitled to severance pay for a period of 24 months, and Messrs. Dunston, Culbreth, Boyer and Campbell are each entitled to severance pay for a period of 12 months. The length of Mr. Guichard’s severance pay period is longer than that of Messrs. Dunston, Culbreth, Boyer and Campbell, due to the greater span of control, accountability and ability to impact the Company’s performance inherent in Mr. Guichard’s role as Chief Executive Officer. In addition, Mr. Guichard would be entitled to a bonus payment of 90% of his base salary. The executives would also be entitled to receive subsidized COBRA coverage, and a tax gross-up with respect to such coverage, from the Company following their termination of employment, for a period of up to 18 months for Mr. Guichard and up to 12 months for Messrs. Dunston, Culbreth, Boyer and Campbell. The employment agreements define “cause” as neglect of duty that is not corrected after 90 days’ written notice, misconduct, malfeasance, fraud or dishonesty which materially and adversely impacts the Company or its reputation, or conviction or entering a plea of nolo contendere to a felony or crime involving moral turpitude. Severance payments would be made in accordance with the Company’s usual payroll practices for salaried personnel, subject to the requirements of Section 409A of the Code. Under the terms of these agreements, each executive has agreed to not compete with the Company both while they are employed and during the time they receive severance pay, and not to solicit its employees for a period of 12 months after the expiration of the agreements.

Each of the employment agreements provides certain benefits upon a change in control of the Company. The employment agreements define “change in control” as an acquisition by a third party of 30% or more of the outstanding Company stock; a change in the Company’s Board of Directors, such that the current members and their approved successors cease to be a majority; a merger or other business combination following which the Company’s pre-transaction shareholders cease to hold more than 50% of the Company’s stock; or complete liquidation or dissolution of the Company or the sale or other disposition of substantially all of its assets. The Company cannot terminate these agreements for 24 months after a change in control. Upon a change in control of the Company, Mr. Guichard can terminate his employment for any reason at any time during the two-year period following the change in control. If Mr. Guichard chooses to exercise this right under these circumstances, or if the Company terminates Mr. Guichard’s employment without cause within 3 months before or 2 years after a change in control, then he would receive a single lump sum payment equal to 2.99 times the sum of:

•	the greater of his annual base salary at the time of termination or the largest base salary in effect during the term of his agreement, and
•	an amount equal to 90% of Mr. Guichard’s base salary.

If Mr. Dunston, Mr. Culbreth, Mr. Boyer or Mr. Campbell terminates his employment for good reason within one year after a change in control, or if the Company terminates Messrs. Dunston’s, Culbreth's, Boyer’s or Campbell's employment without cause within three months before or one year after a change in control, then he would be entitled to a lump sum payment equal to two times the sum of:

•	the greater of his annual base salary at the time of termination, a change in control, or his largest base salary in effect during the term of his agreement, and
•	an amount equal to the greater of the average of bonuses paid for the three preceding fiscal years or 60% of his maximum eligible annual cash bonuses for the year of termination.

Each of Messrs. Dunston, Culbreth, Boyer or Campbell would have good reason to terminate his employment if:

•	his base salary is reduced,
•	he is not in good faith considered for a bonus,
•	he is not in good faith considered for other executive compensation benefits,
•	his place of employment is relocated to a location further than 50 miles from his current place of employment, or
•	his working conditions or management responsibilities are substantially diminished (other than on account of disability).

If a named executive officer’s employment is terminated without cause, or if the named executive officer terminates employment for good reason, on or at any time following the date of a change of control, then such officer’s outstanding equity awards will become 100% vested. If the termination occurs prior to the date of a change of control but after a definitive agreement has been signed that would result in a change of control if the transition contemplated by the agreement were consummated, then the executive will conditionally vest in any outstanding equity awards, subject to consummation of the change of control. If any of the named executive officers were to die or were to terminate employment with the Company due to disability, any vested and exercisable stock options previously awarded would remain exercisable for a period of one year following the death or disability. If one of the named executive officers were to terminate employment prior to the vesting date due to retirement, death or disability, the executive would vest in and receive a prorated portion of their RSU awards based upon the executive’s total service from the grant date through the date of termination.

The following table represents the payments that would have been made or value of benefits provided to Mr. Guichard upon termination of his employment under various scenarios, if that event had occurred on April 30, 2015.

	Termination Event
		Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Death or	Voluntary Termination (No Change
Payment Type	Retirement	1	Control)	Disability	In Control)
Base Salary	$0	$2,093,000	$1,400,000	$0	$0
Annual Bonus	0	1,883,700	1,260,000	0	0
COBRA Reimbursement	0	10,726	10,726	0	0
Accelerated Restricted Stock Units Vesting	1,851,716	2,851,267	0	1,851,716	0
Accelerated Stock Options Vesting	0	1,532,395	0	0	0
Total	$1,851,716	$8,371,088	$2,670,726	$1,851,716	$0

1
The cash payments would be triggered by voluntary termination of employment by Mr. Guichard for good reason during the two-year period following a change in control or termination of his employment by the Company without cause within three months before or two years after a change in control. Mr. Guichard’s stock options and RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Guichard for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Dunston upon termination of his employment under various scenarios, if that event had occurred on April 30, 2015.

	Termination Event
		Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Death or	Voluntary Termination (No Change
Payment Type	Retirement	1	Control)	Disability	In Control)
Base Salary	$0	$900,000	$450,000	$0	$0
Annual Bonus	0	540,000	270,000	0	0
COBRA Reimbursement	0	12,711	12,711	0	0
Accelerated Restricted Stock Units Vesting	717,763	1,161,385	0	717,763	0
Accelerated Stock Options Vesting	0	615,418	0	0	0
Total	$717,763	$3,229,514	$732,711	$717,763	$0

1
The cash payments would be triggered by termination of employment by Mr. Dunston for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Dunston’s stock options and RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Dunston for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Culbreth upon termination of his employment under various scenarios, if that event had occurred on April 30, 2015.

	Termination Event
		Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Death or	Voluntary Termination (No Change
Payment Type	Retirement	1	Control)	Disability	In Control)
Base Salary	$0	$535,600	$267,800	$0	$0
Annual Bonus	0	321,360	160,680	0	0
COBRA Reimbursement	0	10,115	10,115	0	0
Accelerated Restricted Stock Units Vesting	60,460	217,655	0	60,460	0
Accelerated Stock Options Vesting	0	157,928	0	0	0
Total	$60,460	$1,242,658	$438,595	$60,460	$0

1
The cash payments would be triggered by termination of employment by Mr. Culbreth for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Culbreth's stock options and RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Culbreth for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Boyer upon termination of his employment under various scenarios, if that event had occurred on April 30, 2015.

	Termination Event
		Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Death or	Voluntary Termination (No Change
Payment Type	Retirement	1	Control)	Disability	In Control)
Base Salary	$0	$556,972	$278,486	$0	$0
Annual Bonus	0	334,183	167,092	0	0
COBRA Reimbursement	0	7,285	7,285	0	0
Accelerated Restricted Stock Units Vesting	507,873	776,420	0	507,873	0
Accelerated Stock Options Vesting	0	399,362	0	0	0
Total	$507,873	$2,074,222	$452,863	$507,873	$0

1
The cash payments would be triggered by termination of employment by Mr. Boyer for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Boyer’s stock options and RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Boyer for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Campbell upon termination of his employment under various scenarios, if that event had occurred on April 30, 2015.

	Termination Event
		Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Death or	Voluntary Termination (No Change
Payment Type	Retirement	1	Control)	Disability	In Control)
Base Salary	$0	$528,860	$264,430	$0	$0
Annual Bonus	0	317,316	158,658	0	0
COBRA Reimbursement	0	12,622	12,622	0	0
Accelerated Restricted Stock Units Vesting	336,747	570,426	0	336,747	0
Accelerated Stock Options Vesting	0	264,549	0	0	0
Total	$336,747	$1,693,773	$435,710	$336,747	$0

1
The cash payments would be triggered by termination of employment by Mr. Campbell for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Campbell’s stock options and RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Campbell for good reason at any time on or after a change in control.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based upon its review and discussions with management, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2015. This report is provided by the following independent directors, who comprise the Compensation Committee:

Vance W. Tang, Chair
Martha M. Dally
Daniel T. Hendrix

COMPANY’S COMPENSATION POLICIES AND PRACTICES RELATING TO RISK MANAGEMENT

The Compensation Committee oversees management’s evaluation of whether the Company’s employee compensation policies and practices pose any risks that are reasonably likely to have a material adverse effect on the Company. In conducting this evaluation, management reviews the Company’s overall compensation structure and may take into account such factors as the overall mix of compensation, the performance metrics that are used under the Company’s employee incentive programs, the length of the performance periods under such programs, and the overall business risk of the Company. Management undertakes such a review periodically at the Compensation Committee’s direction and reports to the Compensation Committee any finding that a risk related to the Company’s compensation structure may exist, as well as any factors which may mitigate the risk posed by the particular compensation policy or practice. The Company has determined that there are currently no risks arising from its compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.

NON-MANAGEMENT DIRECTORS’ COMPENSATION

The Company’s non-management director compensation program has the following objectives:

•	compensation should fairly pay non-management directors for work required for the Company’s size and scope,
•	compensation should align non-management directors’ interests with the long-term interests of shareholders, and
•	the structure of the compensation should be simple, transparent, and easy for shareholders to understand.

Non-management directors’ compensation includes the following compensation elements:

Director Fees. The annual retainer paid to non-management directors is $40,000 per year. In addition, directors receive committee attendance fees of $1,000 per in-person meeting and $500 per telephonic meeting. The Audit Committee Chair receives an additional annual retainer of $8,000 per year, while the Compensation Committee and the Governance Committee Chairs each receive an additional annual retainer of $4,000 per year. Directors who are also employees of the Company receive no additional compensation for their services on the Board. All directors are reimbursed for out-of-pocket costs incurred for travel and other expenses incurred for attending Board and committee meetings.

Stock Compensation. Under the 2011 Non-Employee Directors Equity Ownership Plan (the “2011 Directors Plan”), the forms of stock compensation granted to non-management directors can include stock options, stock appreciation rights, restricted stock awards and restricted stock units.

During fiscal year 2015, non-employee directors were each awarded 1,700 restricted stock units (“Director RSUs”). Under the terms of the Director RSUs, granted August 21, 2014, if the recipients continuously serve as directors of the Company through August 15, 2016, then they will receive 1,700 shares of the Company’s common stock. If a director leaves the Board for any reason prior to August 15, 2016, he or she will receive a pro-rata number of shares based on his or her days of service. Upon a change of control of the Company, each non-employee director will receive the full number of shares issuable under the RSUs if he or she continues to serve until the date of the change of control.

Most of the Company’s non-management directors continue to have previously awarded stock options outstanding. The Compensation Committee has not granted stock options to directors since fiscal year 2009 and does not expect to issue these types of awards in the future.

As with the Company’s Second Amended and Restated 2004 Stock Incentive Plan for Employees, the strike prices for all stock options granted to directors must be set at 100% of the fair value of the underlying common stock at the date of the grant. Stock options previously granted under the 2006 Non-Employee Directors Equity Ownership Plan have terms of ten years and are exercisable as to one-third of the shares on the first anniversary of the date of grant and as to an additional one-third on each succeeding anniversary of the date of grant until fully vested.

The following table sets forth the compensation earned by or paid to the Company’s non-management directors during fiscal year 2015.

Director Summary Compensation Table

	Director Fees Paid In Cash	Director RSUs
Name of Director	1	2	Total
William F. Brandt, Jr.	$40,000	$64,294	$104,294
Andrew B. Cogan	46,000	64,294	110,294
Martha M. Dally	46,000	64,294	110,294
James G. Davis, Jr.	53,000	64,294	117,294
Daniel T. Hendrix	44,000	64,294	108,294
Kent J. Hussey	33,167	64,294	97,461
Carol B. Moerdyk	53,000	64,294	117,294
Vance W. Tang	42,000	64,294	106,294

1	This column reflects the amount of cash compensation earned during fiscal year 2015 for Board and committee service.
2
This column represents the dollar amounts of the aggregate grant date fair value of the Director RSUs granted during fiscal year 2015 in accordance with FASB ASC Topic 718. These grants were all made on August 21, 2014, and the grant date fair value at the time of the grant is the number of Director RSUs multiplied by the closing price of the Company’s stock on the date of grant, which was $37.82. Each of the directors had 3,100 Director RSUs outstanding as of April 30, 2015. The following directors had outstanding stock option awards as of April 30, 2015: Mr. Brandt 15,000; Ms. Dally 7,500; Mr. Davis 15,000; Mr. Hendrix 5,000; Ms. Moerdyk 10,000.

SECURITY OWNERSHIP

Share Ownership of Directors and Executive Officers

The following table sets forth information regarding shares of the Company’s common stock beneficially owned as of June 18, 2015, by (1) each director and director nominee of the Company, (2) each of the Company’s named executive officers (as identified in the “Summary Compensation Table”), and (3) the Company’s directors and executive officers as a group. Unless otherwise noted, and to the best knowledge of the Company, each of the shareholders listed below has sole voting power and sole investment power with respect to the number of shares set forth opposite the shareholder’s name.

Name	Number of Shares Beneficially Owned	Aggregate Percent of Class
William F. Brandt, Jr. (1)	2,453,493	15.1%
Kent B. Guichard (2)	188,566	1.2%
S. Cary Dunston (3)	53,657	*
Martha M. Dally (4)	42,400	*
James G. Davis, Jr. (5)	30,420	*
Carol B. Moerdyk (6)	21,600	*
Daniel T. Hendrix (7)	16,400	*
Vance W. Tang (8)	11,000	*
Andrew B. Cogan (9)	6,400	*
Bradley S. Boyer	4,153	*
R. Perry Campbell	2,327	*
M. Scott Culbreth	147	*
All directors and executive officers as a group (12 persons) (10)		17.4%

*	Indicates less than 1%.
(1)
Includes 140,000 shares owned by the Estate of Mrs. Elaine Brandt, for which Mr. Brandt is the Executor, stock options exercisable on June 18, 2015 or within 60 days thereafter by Mr. Brandt for 15,000 shares, and 1,400 shares that may be acquired upon the conversion of RSUs within 60 days after June 18, 2015 if Mr. Brandt continuously serves on the board of directors through the maturity date for the RSUs.

(2)	Includes stock options exercisable on June 18, 2015 or within 60 days thereafter by Mr. Guichard for 129,299 shares.
(3)
Includes 11,998 shares held jointly by Mr. Dunston and his spouse, for which Mr. Dunston has shared voting and dispositive power. Includes stock options exercisable on June 18, 2015 or within 60 days thereafter by Mr. Dunston for 30,940 shares.

(4)
Includes 500 shares held by Ms. Dally as Trustee for the R.M. Dally Family Trust, for which Ms. Dally has shared voting and dispositive power. Includes stock options exercisable on June 18, 2015 or within 60 days thereafter by Ms. Dally for 7,500 shares and 1,400 shares that may be acquired upon the conversion of RSUs within 60 days after June 18, 2015 if Ms. Dally continuously serves on the board of directors through the maturity date for the RSUs.

(5)
Includes stock options exercisable on June 18, 2015 or within 60 days thereafter by Mr. Davis for 15,000 shares and 1,400 shares that may be acquired upon the conversion of RSUs within 60 days after June 18, 2015 if Mr. Davis continuously serves on the board of directors through the maturity date for the RSUs.

(6)
Includes 10,200 shares held by Ms. Moerdyk as Trustee for the Greene-Moerdyk Revocable Trust, for which Ms. Moerdyk has shared voting and dispositive power. Includes stock options exercisable on June 18, 2015 or within 60 days thereafter by Ms. Moerdyk for 10,000 shares and 1,400 shares that may be acquired upon the conversion of RSUs within 60 days after June 18, 2015 if Ms. Moerdyk continuously serves on the board of directors through the maturity date for the RSUs.

(7)
Includes stock options exercisable on June 18, 2015 or within 60 days thereafter by Mr. Hendrix for 5,000 shares and 1,400 shares that may be acquired upon the conversion of RSUs within 60 days after June 18, 2015 if Mr. Hendrix continuously serves on the board of directors through the maturity date for the RSUs.

(8)
Includes 1,400 shares that may be acquired upon the conversion of RSUs within 60 days after June 18, 2015 if Mr. Tang continuously serves on the board of directors through the maturity date for the RSUs.

(9)
Includes 1,400 shares that may be acquired upon the conversion of RSUs within 60 days after June 18, 2015 if Mr. Cogan continuously serves on the board of directors through the maturity date for the RSUs.

(10)
Includes stock options exercisable on June 18, 2015 or within 60 days thereafter for an aggregate of 212,739 shares and 9,800 shares that may be acquired upon the conversion of RSUs within 60 days after June 18, 2015 if the director continuously serves on the board of directors through the maturity date for their respective RSUs.

Share Ownership of Principal Beneficial Owners

The following table sets forth information regarding shares of the Company’s common stock beneficially owned by each non-management shareholder the Company believes to own more than 5% of the Company’s outstanding common stock. This data is based upon Schedules 13G filed with the SEC. Unless otherwise noted, and to the best knowledge of the Company, each of the shareholders listed below has sole voting power and sole investment power with respect to the number of shares set forth opposite the shareholder’s name.

Name	Number of Shares Beneficially Owned	Aggregate Percent of Class

Wellington Management Group, LLP (1)	1,372,222	8.7%
280 Congress Street
Boston, MA 02210

BlackRock, Inc. (2)	1,140,852	7.2%
55 East 52nd Street
New York, NY 10055

Broad Run Investment Management, LLC (3)	839,982	5.3%
1530 Wilson Blvd, Suite 1020
Arlington, VA 22209

(1)
The beneficial ownership information for Wellington Management Group, LLP is based upon the Schedule 13G/A filed with the SEC on February 12, 2015, which also indicated that Wellington Management Company, LLP has shared voting power for 406,433 shares and shared dispositive power for all 1,372,222 shares. Wellington Management Group, LLP filed a Form 13-F on May 15, 2015, which indicated the number of shares beneficially owned decreased to 664,638 shares.

(2)
The beneficial ownership information for BlackRock, Inc. is based upon the Schedule 13G filed with the SEC on January 26, 2015, which also indicated that BlackRock, Inc., a parent holding company/control person, has sole voting power for 1,115,717 shares and sole dispositive power for all 1,140,852 shares.

(3)
The beneficial ownership information for Broad Run Investment Management, LLC is based upon the Schedule 13G/A filed with the SEC on February 11, 2015, which also indicated that Broad Run Investment Management, LLC has sole voting power and sole dispositive power for all 839,982 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and officers, and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC reports of initial ownership and changes in ownership of the Company’s common stock.

Based upon the Company’s review of Forms 3, 4, and 5 (and amendments thereto) filed with the SEC during or with respect to the Company’s fiscal year ended April 30, 2015, and written representations from the Company’s directors and executive officers that no Forms 5 were required to be filed by those persons for that fiscal year, the Company is not aware that any director, executive officer, or 10% shareholder failed to file in a timely fashion any such reports, except for a late Form 4 filed on April 28, 2015 for Mr. Campbell regarding shares transferred in his Investment Savings Stock Ownership Plan on September 2, 2014.

CERTAIN RELATED PARTY TRANSACTIONS

The Company has written policies concerning related party transactions and potential conflicts of interests. These policies describe the types of transactions and relationships that may be in conflict with these policies. All officers and directors, as well as employees who exercise substantial discretionary authority in the performance of their duties are required to complete an annual questionnaire describing any potential conflicts of interest and certify their compliance with the Company’s policies. These responses are reviewed by the Audit Committee. As required by their respective charters, both the Audit Committee and the Governance Committee have the responsibility to review all related party transactions. The Audit Committee is responsible for the review and approval of all related party transactions and the Governance Committee must review and approve related party transactions involving directors. In addition, the Governance Committee also is responsible for the review of any potential conflicts of interest involving employees, officers or directors as defined in the Company’s Code of Business Conduct and Ethics and Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which are maintained on the Corporate Governance page of the Company’s web site at http://investors.americanwoodmark.com/governance.

The Company leases its headquarters from Amwood Associates, a partnership that includes Mr. Brandt, a director and beneficial owner of 15.1% of the Company’s common stock. During fiscal year 2015, Mr. Brandt had a partnership interest in Amwood Associates of 38.6%. The original lease commenced on March 18, 1986, and ended on March 17, 2001. The Company has elected to renew this lease three times in accordance with Company policy and procedures, which included approval by all the Company’s independent directors for the current five-year term which expires in 2016. In considering the renewal of this lease, the Company assesses the lease terms in relation to market terms for comparable properties. Based upon this review, the Company believes that the rent under the lease is in line with market rates that could be obtained at arm’s length from unaffiliated third parties. Current rental payments are $40,675 per month and are scheduled for annual increases equal to 2% each April 1 for the remainder of the lease term. During the fiscal year ended April 30, 2015, the Company made aggregate payments under the lease in the amount of $480,122. As of April 30, 2015, the aggregate remaining lease payments due under this lease until its expiration were $447,423.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2015 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed the Company’s unaudited quarterly financial statements and the audited annual financial statements for the fiscal year ended April 30, 2015, with management and KPMG LLP, the Company’s independent registered public accounting firm, who is responsible for expressing its opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles, and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, “Communications with Audit Committees.” In addition, the Audit Committee has discussed with KPMG LLP the firm’s independence from management and the Company, including matters in the written disclosures and letter from KPMG LLP to the Committee required by the PCAOB.

The Committee discussed and approved the audit scopes and plans of the Company’s internal auditor and KPMG LLP for their respective audits. The Audit Committee met with the Company’s internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements as of and for the fiscal year ended April 30, 2015, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2015. The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for fiscal year 2016 and the Board of Directors has submitted the selection of KPMG LLP for ratification by the shareholders at the Annual Meeting.

Andrew Cogan, Chair
James G. Davis, Jr.
Carol B. Moerdyk

Independent Auditor Fee Information

Fees for professional services provided by KPMG LLP, the Company’s independent registered public accounting firm, in each of the last two fiscal years in each of the following categories are:

	2015	2014
Audit Fees	$545,000	$500,000
Audit-Related Fees	46,000	45,500
Tax Fees	5,500	5,500
All Other Fees	0	0
Total	$596,500	$551,000

Audit Fees include fees associated with the annual audit of the Company’s financial statements, and internal control over financial reporting, as well as reviews of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Audit-Related Fees are incurred for employee benefit plan financial statement audits.

Tax Fees include fees pertaining to tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other services performed for the Company by any independent registered public accounting firm. The policy permits the Audit Committee to pre-approve specifically defined audit and non-audit services. Unless a specific service has been pre-approved with respect to a certain fiscal year, the Audit Committee must approve each permitted service before KPMG LLP or another independent registered public accounting firm is engaged. The Audit Committee has delegated to the Chair of the Audit Committee authority to pre-approve permitted services, provided that the Chair reports those approvals to the Audit Committee at its next scheduled meeting. During fiscal year 2015 all audit fees, audit-related fees, tax fees, and other fees were pre-approved by the Audit Committee.

ITEM 2—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2016, and the Board of Directors has directed a vote of shareholders to be taken to ascertain their approval or disapproval of that selection. If the shareholders do not ratify the selection of KPMG LLP, the Audit Committee of the Board of Directors will reconsider the selection of the independent registered public accounting firm.

Representatives of KPMG LLP will be present at the Company’s Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of KPMG LLP as the independent registered public accounting firm of the Company for fiscal year 2016.

ITEM 3—APPROVAL OF THE 2015 NON-EMPLOYEE
DIRECTORS RESTRICTED STOCK UNIT PLAN

The Company is asking its shareholders to approve the 2015 Non-Employee Directors Restricted Stock Unit Plan (the “2015 Directors Plan”). The 2015 Directors Plan will replace the 2011 Non-Employee Directors Equity Ownership Plan, which will expire on August 31, 2015. No new awards will be made under the 2011 plan after it expires, although existing awards previously made under the 2011 plan will continue in effect in accordance with their terms.

The Board of Directors has adopted the 2015 Directors Plan, subject to approval by the Company’s shareholders, for the purpose of attracting and retaining experienced and qualified non-employee directors of the Company and aligning their interests with those of the Company’s shareholders. Subject to approval by the Company’s shareholders, the 2015 Directors Plan will become effective on September 1, 2015.

100,000 shares of the Company’s common stock will be reserved for issuance under the 2015 Directors Plan, subject to adjustment in the event of any stock dividend, stock split, recapitalization, combination of shares or other similar change affecting the Company’s common stock. We anticipate that reserving this number of shares will allow us to continue to grant awards to the Company’s non-employee directors at competitive levels for the next 5 years.

The 2015 Directors Plan reflects the following corporate-governance related features:

•	The total grant date value of all awards received by an individual director for any given fiscal year may not exceed $200,000.
•	The share reserve is fixed and does not include an “evergreen” share-increase feature.
•	Dividends or dividend equivalents with respect to restricted stock unit awards are payable only to the extent the underlying award becomes vested.
•	Awards may vest on a change in control only upon the actual occurrence of such change in control.
•	The independent Compensation Committee administers the 2015 Directors Plan. Management members of the Company’s Board may not participate in consideration of awards to non-management directors.
•
Shareholder approval is required for any amendments to the 2015 Directors Plan that would increase the total number of shares reserved for issuance, expand the class of eligible participants or otherwise materially amend the plan.

The 2015 Directors Plan is set forth in Appendix A. This summary of the 2015 Directors Plan is qualified in its entirety by reference to Appendix A.

Administration

The 2015 Directors Plan will be administered by the compensation committee of the Company’s Board or any subcommittee thereof (the “Committee”). Subject to limits specified in the 2015 Directors Plan, the Committee will generally have the authority to select award recipients and determine the amounts and other terms and conditions of awards. The Committee may authorize any one or more of its members or any of the Company’s officers to execute and deliver documents on its behalf.

Eligibility

Each member of the Company’s Board who is not one of the Company’s employees or an employee of any the Company’s subsidiaries is eligible to participate in the 2015 Directors Plan. As of the date of this Proxy Statement, there were seven non-employee directors who were eligible to participate in the 2015 Directors Plan.

Authorized Shares

There will be 100,000 shares of the Company’s common stock reserved for issuance under the 2015 Directors Plan, subject to adjustment in the event of any stock dividend, stock split, recapitalization, combination of shares or other similar change affecting the Company’s common stock.

Restricted Stock Unit (RSU) Awards

RSUs are the only type of award that may be granted under the 2015 Directors Plan. An RSU is the right to receive the fair market value of a share of the Company’s common stock in the future. All RSUs are subject to conditions (including vesting conditions) set by the Committee. RSUs may be paid in cash, shares of the Company’s common stock, or any combination thereof as provided in the award agreement. RSUs do not convey rights as a shareholder, but the Committee may in its discretion give a director the right to receive dividend equivalents with respect to an RSU award. Unless the Committee provides otherwise, any dividend equivalents will be paid only if the underlying RSUs become vested.

Adjustments

In the event the Company is a party to a consolidation or a merger in which it is not the surviving corporation, a transaction that results in the acquisition of it by a single person or group, or a sale or transfer of substantially all of its assets, then the Committee may take any actions with respect to the 2015 Directors Plan and to outstanding awards under the 2015 Directors Plan as it deems appropriate.

Transferability

Unless otherwise determined by the Committee, awards granted under the 2015 Directors Plan are not transferable except by will or the laws of descent and distribution.

Amendment and Termination of the Plan

The Board may amend, revise, suspend or terminate the 2015 Directors Plan at any time in its discretion, provided that no amendment to the plan may increase the authorized share reserve, expand the class of eligible participants or otherwise materially amend the plan without shareholder approval. The 2015 Directors Plan will terminate automatically on August 31, 2020, unless earlier terminated by the Board.

Federal Income Tax Consequences

The following discussion summarizes the material federal income tax consequences to the Company and to participants of awards under the 2015 Directors Plan. It is based on federal income tax laws currently in effect. These laws are subject to change. In addition, the consequences under state, local or foreign law may differ from the consequences under federal income tax law.

Tax Consequences of RSUs

No taxable income will result to a director upon the grant of RSUs, nor will there be any tax effect on the Company. Upon payment of an RSU, any cash and the fair market value as of the payment date of any of the Company’s common stock received by the director will be taxable to the director as ordinary income. The Company will generally be entitled to a business expense deduction at the same time and in the same amount.

Section 280G

The Company will usually be entitled to an ordinary business expense deduction at the same time and in the same amount as a director recognizes taxable ordinary income in connection with an award as described above. However, under certain circumstances, accelerated vesting or payment of awards under the 2015 Directors Plan in connection with a “change in control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent that there is an excess parachute payment, the director would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the amount of the excess parachute payment.

Income Acceleration

The timing of income recognition by a director and the timing of the Company’s tax deduction with respect to any award are also subject to the requirements of Section 409A of the Code and the tax principles of constructive receipt and assignment of income. Awards under the 2015 Directors Plan are generally structured to be exempt from or to comply with these requirements. However, an award that violates these requirements may result in accelerated recognition of taxable ordinary income for the director with respect to the award (as well as an accelerated deduction for the Company), even if the award has not been paid. In addition a violation of Section 409A of the Code may subject the director to additional income taxes equal to 20% of the amount the director is required to recognize as taxable ordinary income with respect to the award, plus an additional amount equal to the interest (at the IRS underpayment rate for individuals, plus 1%) on the underpayments that would have occurred had the amount which the director is required to recognize as taxable ordinary income with respect to the award been includible in the director’s income for the taxable year in which the award was first granted or vested, whichever is later.

New Plan Benefits

No awards have yet been granted under the 2015 Directors Plan. With respect to any awards that may be granted in the future, since the decision whether to grant such an award, the award recipient and the number of shares subject to the award are all within the discretion of the Committee, and since the value of any such award will both depend on the Committee’s determinations as well as the fair market value of the Company’s common stock in the future, it is not possible to determine the amounts of any such awards, or the benefits payable with respect to any such awards, to any participant or classification of participants at this time.

Equity Compensation Plan Information

The information regarding the Company’s equity compensation plans required by item 201(d) of Regulation S-K is incorporated by reference from Part III, Item 12 of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended April 30, 2014.

The Board of Directors unanimously recommends that shareholders vote “FOR” the 2015 Directors Plan.

ITEM 4—ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added section 14A to the Securities and Exchange Act of 1934, which requires that the Company provide its shareholders with the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of the Company’s named executive officers as described in this Proxy Statement under Executive Compensation beginning on page 9, including the Compensation Discussion and Analysis and the accompanying tables and narrative disclosures. This vote is commonly known as “say-on-pay.” Consistent with a majority of the advisory votes cast at the 2011 Annual Meeting and the recommendation of the Company’s Board of Directors, the Company will hold a shareholder advisory vote on the compensation of its named executive officers annually until the next vote on the frequency of such advisory votes, which is expected to occur in 2017.

As described in the Compensation Discussion and Analysis, the goal of the Company’s executive compensation program is to facilitate the creation of long-term value for its shareholders by attracting and retaining superior senior management personnel, and motivate these executive officers to achieve desired Company and individual performance and to appropriately reward that performance, while aligning their interests with the long-term interests of the Company’s shareholders.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of the named executive officers, as well as the Company’s executive compensation philosophy, policies and practices, all as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is non-binding on the Company, the Board of Directors and the Compensation Committee.

This proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. To the extent there is any significant vote against named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are appropriate to address the concerns of shareholders.

Accordingly, the Company asks its shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

The Board of Directors unanimously recommends that shareholders vote “FOR” advisory approval of the compensation of the named executive officers as described in this Proxy Statement.

OTHER BUSINESS

If any other business properly comes before the Annual Meeting, your proxy may be voted by the persons named in it in their discretion in the manner they deem proper.

At this time, management does not know of any other business that will be presented at the Annual Meeting.

PROPOSALS BY SHAREHOLDERS FOR PRESENTATION AT 2016 ANNUAL MEETING

The Company plans to hold its 2016 Annual Meeting on August 25, 2016. The Company’s bylaws provide that for business to be properly brought before an Annual Meeting by a shareholder, in addition to other applicable requirements, the shareholder must give timely written notice to the Secretary at the principal office of the Company. To submit business at the 2016 Annual Meeting, the notice must be received no later than April 22, 2016. The shareholder’s notice must include:

•	the name and address of the shareholder, as they appear on the Company’s stock transfer books;
•	the class and number of shares of stock of the Company beneficially owned by the shareholder;
•
a representation that the shareholder is a shareholder of record at the time the notice is given and intends to appear in person or by proxy at the meeting to present the business specified in the notice;

•	a brief description of the business desired to be brought before the meeting, including the complete text of any resolution to be presented and the reasons for wanting to conduct such business; and
•	any interest that the shareholder may have in such business.

The chairman of the Annual Meeting may dismiss any business that a shareholder attempts to bring before an Annual Meeting without complying with these procedures.

If the Company does not receive notice at its principal offices on or before May 16, 2016 of a shareholder proposal for consideration at the 2016 Annual Meeting, the proxies named by the Company’s Board of Directors with respect to that meeting shall have discretionary voting authority with respect to that proposal.

The procedures for nominating a director candidate for consideration by the Governance Committee for the 2016 Annual Meeting are discussed under “Procedures for Shareholder Recommendations of Director Nominees” on page 9.

A proposal that any shareholder desires to have included in the Company’s proxy statement of the 2016 Annual Meeting of shareholders must comply with the SEC’s rules regarding shareholder proposals and be received by the Company no later than March 2, 2016. The notice requirements for bringing business before the 2016 Annual Meeting will be deemed satisfied by a shareholder if the shareholder complies with the SEC’s rules regarding shareholder proposals and that shareholder’s proposal is included in the Company’s proxy statement for the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON AUGUST 26, 2015

The Notice of Annual Meeting of Shareholders, this Proxy Statement and the related form of Proxy and the Annual Report to Shareholders may be accessed on the SEC Reports page of the Company’s website at: http://investors.americanwoodmark.com/sec.

By Order of the Board of Directors

M. Scott Culbreth
Secretary

June 30, 2015

Exhibit A

AMERICAN WOODMARK CORPORATION
2015 NON-EMPLOYEE DIRECTORS RESTRICTED STOCK UNIT PLAN

Effective September 1, 2015

1. Purpose. The purpose of this 2015 Non-Employee Directors Restricted Stock Unit Plan (the “Plan”) of American Woodmark Corporation (the “Company”) is to promote long-term shareholder value and to provide non-employee members of the Board of Directors of the Company (the “Board”) with an incentive to continue as directors of the Company. The Plan is intended to conform to the provisions of Rule 16b-3 of the Securities Exchange Act of 1934.

2. Administration.

(a) General Powers. Except for those powers expressly reserved by the Board, the Plan shall be administered by the Compensation Committee of the Board or any subcommittee thereof appointed by the Board to administer the Plan (the “Committee”); provided, however, that any such Committee shall be comprised of two or more directors of the Board, each of whom shall qualify as an “outside director” for purposes of Rule 16b-3 of the Exchange Act. Any powers to administer the Plan expressly reserved by the Board shall be exercised only by those members of the Board who are not employees of the Company or any subsidiary of the Company.

(b) Types of Awards. Only grants of restricted stock units (“RSUs”) will be made under the Plan. Grants of RSUs shall be as described in Section V.

(c) Specific Powers. The Committee shall have all powers vested in it by the terms of the Plan, including, without limitation, the authority (within the limitations described herein) to prescribe the form of the agreement embodying awards under the Plan, to construe the Plan, to determine all questions arising under the Plan, to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable, and to establish and verify the extent of satisfaction of any conditions to vesting of RSUs. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members, except that members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or her or any other member of the Committee in connection with the Plan, except for such member’s own willful misconduct or as expressly provided by statute.

(d) Amendments of Outstanding Awards. The Committee shall have the power and authority to amend outstanding awards under the Plan (within the limitations described in the Plan); provided, however, that, except as otherwise provided in the Plan, any such amendment that would reduce the amount of any outstanding award or adversely change the terms or conditions thereof shall require the award holder’s consent. Notwithstanding the foregoing, the Committee may unilaterally amend awards, without an award holder’s consent, as it deems appropriate to ensure compliance with applicable federal or state securities laws and to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable regulations or other generally applicable guidance thereunder.

3. Eligibility. Each individual who is not an employee of the Company or any subsidiary of the Company and who is a member of the Board shall be eligible to participate in this Plan.

4. Stock Subject to the Plan. Subject to adjustment as provided in Section VIII, the maximum number of shares of the Company’s common stock (“Shares”) that may be issued upon payment of RSUs granted pursuant to the Plan shall be 100,000. Notwithstanding the previous sentence or any other provision of the Plan to the contrary, no individual director will receive an award or awards for any given fiscal year with an aggregate grant date value in excess of $200,000.

Shares that have not been issued under the Plan allocable to RSUs that lapse or forfeit may again be subject to a new award under the Plan. Awards under the Plan that may only be settled in cash shall not reduce the number of Shares available for awards under the Plan.

5. Restricted Stock Unit Awards.

(a) Grant.

(i) Subject to the limit in Section IV, the Committee may make grants of RSUs to directors. Whenever the Committee deems it appropriate to grant RSUs, notice shall be given to the director stating the number of RSUs granted and the terms and conditions to which the RSUs are subject. This notice, when duly accepted in writing by the director, shall become the award agreement between the Company and the director.

(ii) RSUs may be payable in Shares or in cash or in any combination thereof, or the Committee may reserve the right in the award agreement to determine the medium of payment at the time of payment. A cash payment of a RSU shall be equal to the Fair Market Value of a Share as of the date of payment. Delivery of Shares in payment of RSUs may be subject to additional conditions established in the award agreement.

(b) Terms and Conditions. The Committee shall establish as to each award of RSUs the terms and conditions upon which the RSUs shall vest and be paid. Such terms and conditions may include, without limitation, accelerated vesting as a result of the disability, death, or retirement of the director or the actual occurrence of a change of control of the Company.

(c) Non-transferability. A director’s rights under a RSU award may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or otherwise disposed of, other than by will or the laws of descent and distribution.

(d) Shareholders Rights. A director shall not have any of the rights of a shareholder with respect to an award of RSUs unless and until Shares are issued to the director pursuant to such award and all requirements with respect to the issuance of such Shares have been satisfied.

(e) Dividend Equivalent. The Committee may, in its discretion, provide that a director shall be entitled to receive dividend equivalents on outstanding RSUs. Unless otherwise provided in the RSU award agreement, dividend equivalents shall be credited to the director as additional RSUs, subject to the same restrictions as the RSUs with respect to which the dividend equivalents are paid. The number of additional RSUs credited with respect to dividend equivalents for dividends or other distributions that are paid in cash shall be determined by dividing the aggregate cash value of the dividend equivalents by the Fair Market Value of a share on the dividend payment date.

6. Termination. The Plan shall terminate upon the earlier of:

(a) The adoption of a resolution of the Board terminating the Plan; or

(b) August 31, 2020. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any individual under any award previously granted under the Plan, without his or her consent.

7. No Right to Continue as a Director. In no event shall the Plan, any director’s participation in the Plan, any director’s receipt of an award under the Plan or any other action taken under the Plan constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any individual as a director for any period of time.

8. Changes in Capital Structure; Corporate Events.

(a) Changes in Capital Structure. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization affecting the Shares, the number of Shares that may be issued under the Plan, and the number of Shares subject to any outstanding RSU award, shall be adjusted automatically so that the proportionate interest of the director shall be maintained as before the occurrence of such event.

(b) Corporate Events. In the event the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation (or a reverse merger in which the Company is the surviving corporation, but in which the Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise), a transaction that results in the acquisition of a majority of the outstanding Shares by a single person or group, or a sale or transfer of substantially all of the Company’s assets occurs (in any such case, a “Corporate Event”), then the Committee may take any actions with respect to outstanding awards as it deems appropriate, consistent with applicable provisions of the Code and any applicable federal or state securities laws. The Committee may take the foregoing actions without the consent of any Plan participant, and its determination shall be conclusive and binding on all persons and for all purposes.

9. Effective Date of the Plan. Subject to its adoption by the shareholders of the Company, the Plan shall be effective as of September 1, 2015.

10. Amendment of the Plan. The Board may suspend or discontinue the Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders of the Company, no revision or amendment shall increase the number of Shares subject to the Plan (except as provided in Section VIII), expand the class of persons eligible to participate in the Plan or otherwise materially amend the Plan within the meaning of applicable NASDAQ rules.

11. Notice. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and delivered personally or mailed first class, postage prepaid, to the Company at its principal business address.

12. Miscellaneous Provisions.

(a) Delivery of Shares. The Company shall not be required to issue or deliver any certificate for Shares upon settlement of any RSU before (i) the admission of such Shares to listing on any stock exchange or other listing system on which the Company’s common stock may then be listed, (ii) receipt of any required registration or other qualification of such Shares under any state or federal law or regulation that the Company’s counsel may determine is necessary or advisable, and (iii) the Company shall have been advised by counsel that all applicable legal requirements have been complied with.

(b) Ratification. By accepting any RSU or other benefit under the Plan, each director and each individual claiming under or through such director shall be conclusively deemed to have given his or her acceptance and ratification of, and consent to, any action taken by the Company or the Committee.

(c) Code Section 409A. The Plan and all awards granted under the Plan are intended to comply in all respects with all applicable requirements of Sections 409A(a)(2) through (4) of the Code and all regulations issued thereunder, and shall be interpreted for all purposes in accordance with this intent.

(d) Governing Law. The Plan shall be governed and construed in accordance with the laws of the Commonwealth of Virginia (without regard to the conflict of law principles of any jurisdiction).

AMERICAN WOODMARK
CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

	For	Withhold		For	Withhold		For	Withhold
01 - William F. Brandt, Jr.	☐	☐	02 - Andrew B. Cogan	☐	☐	03 - Martha M. Dally	☐	☐
04 - James G. Davis, Jr.	☐	☐	05 - S. Cary Dunston	☐	☐	06 - Kent B. Guichard	☐	☐
07 - Daniel T. Hendrix	☐	☐	08 - Carol B. Moerdyk	☐	☐	09 - Vance W. Tang	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 2 4 2 4 1 8 2

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